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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.      )

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☐ Soliciting Material Pursuant to §240.14a-12
FOCAL COMMUNICATIONS CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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FOCAL COMMUNICATIONS CORPORATION
200 North LaSalle Street, Suite 1100
Chicago, Illinois 60601

Dear Fellow Stockholder:	May 9, 2002

        You are invited to join us for our 2002 Annual Meeting of Stockholders to be held this year at 1:00 p.m. on Wednesday, June 12, 2002, in Room 408 of the University of Chicago's Gleacher Center, 450 North Cityfront Plaza Drive, Chicago, Illinois. The Notice of Annual Meeting and the Proxy Statement that follow describe the business to be conducted at the meeting. I urge you to read both carefully. A copy of our 2001 Annual Report also accompanies these materials.

        Whether you plan to attend the meeting or not, I encourage you to exercise your right as a stockholder and vote. Please sign, date, and promptly return the accompanying proxy card, or make use of either our telephone or Internet voting services (which are described on the proxy card).

                      Sincerely,

                      Robert C. Taylor, Jr.
                       Chairman and Chief Executive Officer

YOUR VOTE IS IMPORTANT TO US. PLEASE COMPLETE AND
RETURN THE ACCOMPANYING PROXY, OR USE OUR TELEPHONE
OR INTERNET VOTING SYSTEMS.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 12, 2002

To the Stockholders of Focal Communications Corporation:

        The Annual Meeting of Stockholders of Focal Communications Corporation will be held on Wednesday, June 12, 2002, at 1:00 p.m. at the University of Chicago's Gleacher Center, Room 408, 450 North Cityfront Plaza Drive, Chicago, Illinois, for the following purposes (which are more fully described in the accompanying Proxy Statement):

          1.    To elect three members to the Board of Directors, each for a term of three years and until his successor is elected and qualified.

          2.    To approve the amendment of our 1998 Equity and Performance Incentive Plan to increase the number of shares authorized for issuance thereunder.

          3.    To ratify the appointment of Ernst & Young LLP as independent accountants for our 2002 fiscal year.

          4.    To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

        The Board of Directors unanimously recommends that you vote to approve each of the first three proposals.

        The Board of Directors has fixed the close of business on April 18, 2002, as the record date for the meeting, and you may only vote at the meeting if you were a stockholder of record at the close of business on that date.

YOUR VOTE IS IMPORTANT TO US

        Whether or not you plan to attend the meeting, please complete and return the accompanying proxy in the enclosed envelope, or vote by telephone or the Internet. Telephone and Internet voting procedures are described on the accompanying proxy. If you attend the meeting, you may vote your shares in person even though you have previously returned your proxy by mail, telephone, or the Internet.

                      By Order of the Board of Directors,

                      Renée M. Martin
                       Secretary

Focal Communications Corporation
200 North LaSalle Street, Suite 1100
Chicago, Illinois 60601

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
JUNE 12, 2002

        This Proxy Statement is provided to the stockholders of Focal Communications Corporation in connection with the solicitation of proxies by Focal's Board of Directors to be voted at the 2002 Annual Meeting of Stockholders to be held in Room 408 of the University of Chicago's Gleacher Center, 450 North Cityfront Plaza Drive, Chicago, Illinois at 1:00 p.m., Chicago time, on Wednesday, June 12, 2002, and at any postponement or adjournment thereof. This Proxy Statement is first being mailed to stockholders on or about May 9, 2002. This Proxy Statement provides information that should be helpful to you in deciding how to vote on the matters to be voted on at the Annual Meeting.

QUESTIONS AND ANSWERS ABOUT VOTING

Who is entitled to vote at the Annual Meeting?

        You are entitled to vote your shares of Focal common stock at the Annual Meeting and any postponement or adjournment thereof if our records show that you owned the shares at the close of business on April 18, 2002. A total of 9,426,833 shares of common stock are eligible to vote at the Annual Meeting, which number includes the 4,491,004 shares of common stock issuable as of April 18, 2002 upon conversion of our series A redeemable voting convertible preferred stock and our convertible notes, which shares vote on an as-converted basis with our common stock. Each share of common stock is entitled to one vote on each matter properly brought before the Annual Meeting. The enclosed proxy card shows the number of shares you are entitled to vote at the meeting.

        A list of stockholders eligible to vote at the Annual Meeting will be available for inspection for ten days prior to the Annual Meeting at our offices at 200 North LaSalle Street, Suite 1100, Chicago, Illinois 60601. Stockholders may arrange to examine this list during normal business hours for any purpose relating to the Annual Meeting by contacting our Secretary.

How do I vote?

        Your shares may only be voted at the Annual Meeting if you are present or are represented by proxy. Whether or not you plan to attend the Annual Meeting, we encourage you to vote by proxy to assure that your shares will be represented. Most of you have a choice of completing the enclosed proxy card and mailing it in the postage-paid envelope provided, using a toll-free telephone number, or voting over the Internet. Please refer to your proxy card or the information forwarded by your bank, broker, or other holder of record to see which of these options are available to you. The Internet and telephone voting facilities for stockholders of record will close at 9:00 a.m., Chicago time, on June 12, 2002.

        You may revoke your proxy at any time before it is exercised by timely submission of a written revocation to our Secretary, submission of a properly executed later-dated proxy (including an Internet or telephone vote), or by voting by ballot at the meeting.

        The Internet and telephone voting procedures described on the accompanying proxy card are designed to authenticate stockholders by use of a control number and to allow you to confirm that your instructions have been properly recorded. Stockholders voting by the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies that must be borne by the stockholder.

        The method by which you vote will in no way limit your right to vote at the meeting if you later decide to attend in person.

        If your shares are held in the name of a bank, broker, or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record, to be able to vote at the meeting.

        All shares entitled to vote that are represented by properly-completed proxies received prior to the meeting and not revoked will be voted at the meeting in accordance with your instructions. If you do not indicate how your shares should be voted on a matter, the shares represented by your properly-completed proxy will be voted as the Board of Directors recommends.

Who may attend the Annual Meeting?

        All stockholders that were stockholders of Focal as of the record date, or their authorized representatives, may attend the Annual Meeting. Admission to the meeting will be on a first-come, first-served basis. If your shares are held in the name of a bank, broker or other holder of record and you plan to attend the Annual Meeting, you should bring proof of ownership, such as a bank or brokerage account statement, to the Annual Meeting to ensure your admission.

How will votes be counted?

        The Annual Meeting will be held if a quorum, consisting of a majority of the outstanding shares entitled to vote, is represented in person or by proxy. Abstentions and broker "non-votes" will be counted as present and entitled to vote for purposes of determining a quorum. A broker "non-vote" occurs when a nominee, such as a bank or broker, holding shares for a beneficial owner, does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

        A plurality of the votes cast is required for the election of a director. This means that the nominees receiving the greatest number of votes will be elected. Abstentions and broker "non-votes" will not be counted for purposes of the election of a director.

        The affirmative vote of a majority of the outstanding shares of common stock present or represented at the Annual Meeting and entitled to vote is required to ratify the appointment of Ernst & Young LLP as Focal's independent accountants for 2002. Abstentions and broker "non-votes" will have the same effect as a vote cast "against" this proposal.

        The affirmative vote of a majority of the outstanding shares of common stock present or represented at the Annual Meeting and entitled to vote is required to ratify the amendment of our 1998 Equity and Performance Incentive Plan. Abstentions will have the same effect as a vote "against" this proposal. Broker "non-votes" will have no effect.

Who will count the votes?

        Our transfer agent, Computershare Investor Services LLC, will tally the vote, and will serve as Inspector of Election.

How are proxies being solicited and who will pay for the solicitation of proxies?

        Initially, Focal will solicit proxies by mail. Focal's directors, officers and employees may also solicit proxies in person, by telephone or over the Internet without additional compensation. Focal will pay all expenses of solicitation of proxies, which are expected to be approximately $30,000.

        In addition, arrangements will also be made with selected banking institutions, brokerage firms, custodians, trustees, nominees and fiduciaries for forwarding solicitation materials and communicating with the beneficial owners of shares held of record by such persons. Focal will reimburse these persons for their reasonable expenses incurred in connection with such actions.

Who can help answer my other questions?

        If you have more questions about voting or wish to obtain another proxy card, you should contact:

Renée M. Martin Secretary Focal Communications Corporation 200 North LaSalle Street Suite 1100 Chicago, Illinois 60601 Telephone: 312-895-8400 Fax: 312-895-8403

PROPOSAL NO. 1 ELECTION OF DIRECTORS

        The Board of Directors currently consists of 11 members, two of whom are designated by our preferred stockholders. Nine of our directorships are divided into three classes of three members each. Each director elected by our common stockholders serves a three-year term and one class is elected at each year's annual meeting of stockholders. John A. Edwardson, James N. Perry, Jr., and Robert C. Taylor, Jr. are in the class of directors whose term will expire at our 2002 annual meeting of stockholders. Richard D. Frisbie, Andrew E. Sinwell, and Kathleen A. Perone are in the class of directors whose term will expire at our 2003 annual meeting of stockholders. John R. Barnicle, James E. Crawford, III, and Paul G. Yovovich are in the class of directors whose term will expire at our 2004 annual meeting of stockholders. At each annual meeting of stockholders, successors to the class of directors whose terms expire at the meeting are elected to serve for three-year terms and until their successors are elected and qualified.

        In addition, in connection with our recapitalization in October 2001, the Certificate of Designation with respect to the Preferred Stock provided that the holders of common stock issued or issuable with respect to the Preferred Stock have the right to designate two representatives for election to our Board of Directors. In connection with the recapitalization, our Board of Directors increased the size of our Board of Directors by two directors and filled the vacancies with two designees of the investors who purchased Preferred Stock in connection with the recapitalization, who were John G. Hayes and Paul J. Finnegan. The Board representative(s) elected by the holders of Preferred Stock are not divided into classes and are in addition to the maximum number of directors who may be elected by the holders of our common stock. See "Certain Transactions—The Stock Purchase Agreement and The Stockholders' Agreement—Board of Directors."

        The persons named in the enclosed proxy card intend to vote all proxies for the election of the nominees set forth below, unless you indicate on the proxy card that your vote should be withheld from one or all of the nominees. Each nominee elected as a director will continue to serve until his successor has been elected and qualified, or until his earlier death, resignation or retirement. The remaining directors elected by our common stockholders will continue in office until their terms expire at successive annual meetings of stockholders. A stockholder cannot vote for more than three nominees.

        The Board of Directors has nominated Robert C. Taylor, Jr., James N. Perry, Jr., and William S. Kirsch for election as directors with terms expiring in 2005 at the annual meeting of stockholders. Mr. Edwardson, whose term will expire at the 2002 annual meeting of stockholders, is not standing for re-election. The remaining directors will continue in office until their terms expire at successive annual meetings of stockholders, except that Mr. Yovovich has indicated that he will resign from the Board of Directors immediately prior to our 2002 Annual Meeting of Stockholders. The Nominating Committee and Board of Directors have not identified a successor to Mr. Yovovich, so his resignation will result in a vacancy on the Board of Directors.

        Should any nominee become unable or unwilling to accept nomination or election, the Board of Directors will either select a substitute nominee or will reduce the size of the Board. If you have submitted a proxy and a substitute nominee is selected, the holders of the proxy will vote your shares FOR the election of the substitute nominee. The Board of Directors has no reason to believe that any nominee will be unable or unwilling to serve if elected.

The Board of Directors recommends that you vote FOR each of the three nominees.

        The following is biographical information about each of the nominees:

          Robert C. Taylor, Jr.    Mr. Taylor, 42, is Chairman, Chief Executive Officer and a director for Focal Communications Corporation. Mr. Taylor is also Focal's co-founder. Mr. Taylor is the Executive Vice Chairman of the Association for Local Telecommunications Services (ALTS), the nation's leading organization representing facilities-based competitive local exchange carriers

  (CLECs). Mr. Taylor was previously Chairman of the ALTS organization. Mr Taylor is also a member of the Board of the Information Technology Association of America (ITAA). This organization represents the broad spectrum of the US IT Industry. Mr. Taylor was recently named by Chairman Powell and the FCC to be on the Network Reliability and Interoperability Council (NRIC). The role of the counsel is to develop recommendations for the FCC and the telecommunications industry to assure optimal reliability, security, interoperability and interconnectivity of and accessibility to public telecommunications networks and the internet. Mr. Taylor serves on the Entrepreneurial Studies Advisory board for the University of Chicago's Graduate School of Business. In addition, Mr. Taylor sits on the board of directors for IPLAN Networks, a CLEC based in Argentina, and Madison River Communications, a rural telephone company. With almost 20 years of telecommunications experience, Mr. Taylor has held positions with MFS Communications, most recently as Vice President of Global Accounts. Prior to joining MFS in 1994, Mr. Taylor was one of the original senior executives at McLeodUSA. Mr. Taylor has also held management positions with MCI, Bellcore and Ameritech.

          James N. Perry, Jr.    Mr. Perry, 41, has been a director of Focal since November 1996. From January 1993 to January 1999, he served as Vice President and since January of 1999 has served as Managing Director of Madison Dearborn Partners, Inc., a venture capital firm and the general partner of Madison Dearborn Capital Partners, L.P., a stockholder of Focal. Previously, Mr. Perry served in various positions at First Capital Corporation of Chicago and its affiliates. Mr. Perry currently serves as a director or manager, as applicable, of CompleTel Europe NV and Allegiance Telecom.

          William S. Kirsch    Mr. Kirsch, 45, is an attorney at the law firm of Kirkland & Ellis, where he has been a partner since 1986 and is a member of the Executive Committee, Chair of the Compensation Committee and Vice Chair of the Finance Committee. Mr. Kirsch specializes in structuring and negotiating complex business transactions for both private and public companies. Mr. Kirsch serves on the boards of several private companies and organizations, including Artisan Entertainment, The Children's Inner City Educational Fund, The Stanford Board of Visitors and Sun Capital Advisory Board.

Continuing Directors Whose Terms Expire in 2003

        Mr. Frisbie, Mr. Sinwell, and Ms. Perone are in the class of directors whose term will expire at our 2003 annual meeting of stockholders. The following is biographical information about each of these directors:

          Richard D. Frisbie.    Mr. Frisbie, 52, has served as a director of Focal since November 1996. Mr. Frisbie is a founder and has been General Partner of Battery Ventures since 1983. He is responsible for management of the Battery Funds and focuses principally on communications opportunities. Mr. Frisbie serves as a director of Allegiance Telecom, Inc.

          Andrew E. Sinwell.    Mr. Sinwell, 37, has been a director of Focal since June 2000. He is a Managing Director of Madison Dearborn Partners, Inc., the general partner of Madison Dearborn Capital Partners, L.P., a stockholder of Focal. From 1994 to 1996, Mr. Sinwell was a Senior Policy Advisor at the Federal Communications Commission. Mr. Sinwell serves on the Board of Directors of Nextel Partners, Inc. and several privately-held companies.

          Kathleen A. Perone.    Ms. Perone, 48, has served as a director of Focal since August, 2000. Ms. Perone is a founding partner and managing director of Acappella Ventures L.L.C., a New Jersey-based venture capital firm that focuses on early stage telecom and technology infrastructure companies. From January 1998 to March 2000, Ms. Perone served as President of the North American division of Level 3 Communications, Inc., a leading communications and information services company. From 1990 to 1998, Ms. Perone held a series of positions at MFS

  Communications: Vice President and General Manager; COO of MFS International; and President of two MFS divisions. Ms. Perone also is a Director of ConEd Communications, Lexent, and INFOCROSSING. She also serves on the advisory boards of TELLIUM and Looking Glass Networks.

Continuing Directors Whose Terms Expire in 2004

        Messrs. Barnicle and Crawford are in the class of directors whose term will expire at our 2004 annual meeting of stockholders. As a result of Mr. Yovovich's planned resignation, there will be one vacancy in this class of directors after the 2002 annual meeting stockholders. The following is biographical information about each of these directors:

          John R. Barnicle.    Mr. Barnicle, 37, is President, Chief Operating Officer and a director for Focal Communications Corporation. Mr. Barnicle is a co-founder of Focal and is responsible for day-to-day operations, engineering, marketing and long-term planning. In 1996, Mr. Barnicle was Vice President of Marketing for MFS Telecom Companies, a subsidiary of MFS Communications. From 1994 to 1996, Mr. Barnicle was a Vice President of Duff & Phelps Credit Rating Company and before that held various marketing, operations and engineering positions with MFS Telecom (1992-1994) and Centel Corporation, a local exchange carrier (1986-1992).

          James E. Crawford, III.    Mr. Crawford, 56, has served as a director of Focal since November 1996. From August 1992 to September 2000, he was a general partner and, then since September of 2000, a managing partner of Frontenac Company, a private equity firm and stockholder of Focal. From February 1984 to August 1992, Mr. Crawford was a general partner of William Blair Venture Management Co., a venture capital fund. He was also a general partner of William Blair & Company, an investment bank and brokerage firm affiliated with William Blair Venture Management Co. Mr. Crawford serves as a director of Allegiance Telecom, Inc. and several private companies.

Continuing Directors Elected by the Preferred Stockholders

          Paul J. Finnegan.    Mr. Finnegan, 49, has served as a director of Focal from November 1996 until June 2000 and was again elected as a director in December 2001. Since January 1993, Mr. Finnegan has been Managing Director of Madison Dearborn Partners, Inc., the general partner of Madison Dearborn Capital Partners, L.P., a stockholder of Focal. Previously, he held a variety of marketing positions in the publishing industry, both in the United States and the Far East. Mr. Finnegan concentrates on investments in the communications industry and currently serves on the Boards of Directors of Allegiance Telecom, Inc., CompleTel Europe LLC, Reiman Holding Company LLC, Rural Cellular Corporation, and Telemundo Group; and the Board of Trustees of The Skyline Fund, a small cap mutual fund.

          John G. Hayes.    Mr. Hayes, 38, has served as a director of Focal since November 2001. Mr. Hayes co-founded and, since 1998, he has been managing partner of Great Hill Partners, a private equity firm focused on investing in growth companies in the communications, media, information technology, and business services sectors. Prior to the founding of Great Hill Partners, Mr. Hayes was a partner at M/C Partners. Mr. Hayes also serves as chairman of the board of two privately held companies: Horizon Telecom International, Inc. and AmStar Entertainment, LLC.

Our Non-Director Executive Officers

        The following is biographical information about each of our executive officers that are not also directors:

          M. Jay Sinder.    Mr. Sinder, 35, is the Executive Vice President, Chief Financial Officer and Treasurer for Focal Communications Corporation. He is responsible for the financial management of the Company, overseeing the finance, treasury and accounting functions. Mr. Sinder joined

  Focal in 1998 and has served in key positions as Vice President of Corporate Development and Vice President of Finance. He has led the Company's financial planning effort and has been a primary contributor to the development and implementation of Focal's growth plan and its recent comprehensive recapitalization, which dramatically reduced debt and strengthened the Company's strategic position. Prior to joining Focal, Mr. Sinder held finance positions at Ameritech, MCI Communications, Telephone and Data Systems and IBM. Mr. Sinder received an MBA with Honors from the University of Chicago Graduate School of Business and holds a Bachelor of Science Degree in Mathematics and Statistics.

          Renée M. Martin.    Ms. Martin, 46, is Senior Vice President, General Counsel and Secretary for Focal Communications Corporation. Ms. Martin is responsible for our legal, regulatory and human resource functions. From 1984 to 1998, Ms. Martin held various executive positions at Ameritech, most recently as Vice President and General Counsel Small Business Services, where she directed corporate legal resources to address contract negotiations, employment issues, regulatory affairs and litigation, and managed outside legal counsel. From 1982 to 1984, Ms. Martin was an attorney at the law firm of Cook and Franke, S.C. where she concentrated on general business and corporate law. Ms. Martin received her JD from the University of Wisconsin and holds a Bachelor of Arts degree in Journalism.

          Michael L. Mael.    Mr. Mael, 45, is the Executive Vice President, Marketing, for Focal Communications Corporation. He joined Focal in January 2000, and is responsible for marketing, including product management, field marketing, investor and public relations and marketing analysis. Previously, he was responsible for developing and managing Focal's data services business. From 1997 until January 2000, he was Vice President, Applications and Web Services at PSINet, where he developed and managed that company's global web hosting business. From 1992 until 1997, Mr. Mael held various management positions at MCI Communications in finance, marketing, and business development. Mr. Mael received his MBA from Stanford University and holds a Bachelor of Arts degree in Political Science.

        The information in this Proxy Statement about the business experience of the nominees and continuing directors and our non-director executive officers has been furnished to us by the respective nominees, directors or non-director executive officers or obtained from our records.

Our Board of Directors and Board Committees

        Focal's business and affairs are managed under the overall direction of the Board of Directors. To assist it in carrying out its duties, the Board of Directors has delegated certain authority to four standing committees: Audit, Compensation, Nominating and Stock Option. The Board of Directors also appointed a Special Committee in connection with our recapitalization.

        There were twelve meetings of the Board of Directors during the fiscal year ended December 31, 2001. Each director attended at least 75% of Board of Directors and Committee meetings.

        Audit Committee.    The Audit Committee, currently comprised of Ms. Perone and Messrs. Edwardson and Yovovich, met two times during the past year. The Audit Committee oversees the work of our independent auditors, reviews internal audit controls and evaluates conflict of interest issues.

        Compensation Committee.    The Compensation Committee, currently comprised of Messrs. Crawford, Edwardson, Perry and Yovovich, met two times during the past year. The Compensation Committee consists entirely of independent directors and establishes salaries, incentives and other forms of compensation for our directors, executive officers and key employees and administers our equity incentive plans (other than with respect to grants of stock options under the Focal Communications Corporation 1998 Equity and Performance Incentive Plan (the "1998 Plan") to

non-executive employees, which is administered by our Stock Option Committee) and other incentive and benefit plans.

        Nominating Committee.    The Nominating Committee, currently comprised of Messrs. Crawford, Perry, Taylor and Yovovich, did not meet during the past year. The Committee identifies nominees to stand for election to our Board of Directors and considers nominations from stockholders, if any.

        Stock Option Committee.    The Stock Option Committee currently, comprised of Messrs. Barnicle and Taylor, met twelve times during the past year. The Stock Option Committee has the authority to grant stock options under our 1998 Plan to employees who are not: (a) "covered employees" within the meaning of Section 162(m) of the Internal Revenue Code or who, in the Committee's judgment, are not likely to be a covered employee at any time during the period a grant or award under the 1998 Plan to such person would be outstanding, (b) an officer or other person subject to Section 16 of the Securities Exchange Act of 1934, or (c) a vice president, senior vice president, or executive vice president.

        Special Committee.    The Special Committee, which was composed of Mr. Edwardson and Ms. Perone, met twelve times during the past year. In connection with our recapitalization, the Special Committee had the power and authority of the Board of Directors to review, evaluate, and, as appropriate, negotiate with the investors that were affiliated with directors of the Company, and to the extent permitted by law, approve such transaction or otherwise recommend such transaction for ratification and approval by the full Board of Directors. See "Certain Transactions—The Stock Purchase Agreement and Stockholders' Agreement."

Compensation of Our Directors

        We currently pay our non-employee directors, other than designees of our institutional investors, annual director compensation in the form of an annual grant of stock options under our 1998 Equity Plan for Non-Employee Directors (the "Director Plan"). The number of shares subject to each stock option granted to each of these directors on an annual basis is equal to $120,000 divided by the option exercise price, which is the fair market value per share on the date of grant. All directors are reimbursed for expenses incurred to attend Board of Directors or Committee meetings.

        In February 2001, Mr. Edwardson, Mr. Yovovich, and Ms. Perone were each granted an option to purchase 221 shares of common stock under the Director Plan. Ten percent of the shares covered by the option vested immediately and an additional 15% of the shares vest every six months thereafter.

Potential Conflicts of Interest of Some of Our Directors

        In addition to serving as members of our Board of Directors, Messrs. Crawford, Frisbie, Perry and Finnegan each serve as directors of other publicly-traded telecommunications services companies and other private companies. As a result, these four directors may be subject to conflicts of interest during their tenure on our Board of Directors. Accordingly, they may be periodically required to inform us and the other companies to which they owe fiduciary duties of financial or business opportunities. We do not currently have any standard procedures for resolving potential conflicts of interest relating to corporate opportunities or otherwise. Conflict of interest issues are reviewed by our Audit Committee.

Compensation Committee Interlocks and Insider Participation

        The Compensation Committee of the Board of Directors consists of four directors, Messrs. Crawford, Edwardson, Perry and Yovovich. No member of the Compensation Committee is a current or former employee or officer of Focal. None of our executive officers served as a member of the compensation committee or, in the absence of such committee or other committee performing equivalent functions, as a director of any other entity, except for Mr. Taylor, who served as a director of IPLAN Networks, a CLEC based in Argentina that has no compensation committee.

EXECUTIVE COMPENSATION

        The following table contains information concerning our chief executive officer and the other four mostly highly compensated executive officers in 2002 (the "Named Executive Officers"). All common stock information gives effect to a 1 for 35 reverse stock split that was effective in March 2002.

SUMMARY COMPENSATION TABLE

	Annual Compensation			Long-term Compensation Awards(1)
Name and Principal Position	Year	Salary ($)	Bonus ($)	Restricted Stock Awards ($)		Securities Underlying Options (#)	All Other Compensation ($)
Robert C. Taylor, Jr. Chairman and Chief Executive Officer	1999 2000 2001	191,923 246,934 253,843	200,000 125,000 —		— — —	— 7,143 —	— — —
John R. Barnicle President and Chief Operating Officer	1999 2000 2001	178,269 225,000 230,769	144,000 125,000 —		— — —	— 7,143 —	— — —
Ronald Reising(2) Executive Vice President and Chief Financial Officer	1999 2000 2001	— — 206,731	— — 100,000		— — —	— — 7,143	— — —
Michael L. Mael Executive Vice President, Marketing	1999 2000 2001	— 199,039 225,000	— 115,000 —	$	— 6,018,750 —	— 2,071 857	— — —
Anthony J. Leggio(3) Executive Vice President and President of Focal's Communications Services Group	1999 2000 2001	— 193,460 225,000	— 115,000 —		— — —	714 1,643 571	— — —

(1)
Does not include shares of common stock issued to each of Mr. Taylor and Mr. Barnicle in 1996 that were subject to performance-vesting requirements set forth in their Vesting Agreements with some of our institutional investors. Of these shares, 2,500 held by Messrs. Taylor and Barnicle remain subject to future vesting requirements and will vest on September 30, 2002. Based upon the closing price of our Common Stock on February 28, 2002, these 2,500 shares have an aggregate market value of $19,250. See "—Vesting Agreements." We do not anticipate paying any dividends on any of these shares.

(2)
Mr. Reising resigned from Focal in January 2002.

(3)
Mr. Leggio resigned from Focal in March 2002.

STOCK OPTION GRANTS IN 2001

        The table below provides information regarding stock options granted to the Named Executive Officers during the year ended December 31, 2001. None of the Named Executive Officers received stock appreciation rights, or SARs.

	Individual Grants
				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(4)
	Number of Securities Underlying Options Granted	% of Total Options Granted to Employees in Fiscal Year
Name			Exercise or Base Price (per share)	Expiration Date	5%	10%
Anthony J. Leggio(1)	571	1.61%	$236.25	June 2002	$84,837	$214,993
Michael L. Mael(2)	857	2.41%	$236.25	January 2011	$127,330	$322,679
Ron Reising(3)	7,143	20.08%	$474.69	April 2002	$2,132,400	$5,403,920
Robert C. Taylor, Jr.	—	—	—	—	—	—
John R. Barnicle	—	—	—	—	—	—

(1)
Mr. Leggio resigned from Focal in March 2002. The options granted to Mr. Leggio in 2001 were granted under the 1998 Plan. The 571 options were granted on January 2, 2001 and vest 25% on the first anniversary date of the grant and 12.5% every six months thereafter. On January 2, 2002, 143 options became vested and the remaining 428 options will be forfeited as a result of Mr. Leggio's resignation. All of Mr. Leggio's options will expire no later than June 9, 2002.

(2)
The options granted to Mr. Mael in 2001 were granted under the 1998 Plan. The 857 options were granted on January 2, 2001 and vest 25% on the first anniversary date of the grant and 12.5% every six months thereafter.

(3)
Mr. Reising resigned from Focal in January 2002. The options granted to Mr. Reising in 2001 were granted under the 1998 Plan. The 7,143 options were granted on February 9, 2001 and vest 25% on the first anniversary date of the grant and 12.5% every six months thereafter. All 7,143 options will be forfeited as a result of Mr. Reising's resignation.

(4)
Based on a ten-year option term and annual compounding, the 5% and 10% calculations are set forth in compliance with the rules of the Securities and Exchange Commission. The appreciation calculations do not take into account any appreciation in the price of the common stock to date and are not necessarily indicative of future values of stock options or the common stock.

AGGREGATED OPTION EXERCISES IN 2001 AND YEAR-END VALUES

        The following table sets forth information regarding the number and value of unexercised stock options held by each of the Named Executive Officers as of December 31, 2001. None of the Named Executive Officers hold SARs.

Name	Number of Shares Acquired Upon Exercise of Option	Value Realized Upon Exercise	Number of Unexercised Options at Fiscal Year End Exercisable/ Unexercisable(1)	Value of Unexercised In-the-Money Options ($) at Fiscal Year End(2) Exercisable/ Unexercisable
Robert C. Taylor, Jr.	—	—	1,339 / 5,804	—
John R. Barnicle	—	—	1,339 / 5,804	—
Ron Reising	—	—	0 / 7,143	—
Anthony J. Leggio	—	—	1,417 / 4,900	—
Michael L. Mael	—	—	615 / 2,928	—

(1)
These shares represent shares issuable pursuant to stock options granted under the Focal Communications Corporation 1997 Non Qualified Stock Option Plan and the Focal Communications Corporation 1998 Equity and Performance Incentive Plan.

(2)
In accordance with the SEC's rules, values are calculated by subtracting the exercise price from the fair market value of the underlying common stock. For purposes of this table, fair market value is deemed to be $21.35 the closing price of our common stock reported for Nasdaq National Market on December 31, 2001. Based upon the closing price of our Common Stock on February 28, 2002, the exercisable and unexercisable options would have no value due to the fair market value being less than the exercise prices of the options.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires our directors and officers and persons who own more than 10 percent of a registered class of our equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports in changes in ownership in our common stock, and to furnish us with copies of all the reports they file. To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other Forms 5 were required, during the fiscal year ended December 31, 2001, all Section 16(a) filing requirements applicable to our directors, officers and greater than 10 percent beneficial owners were complied with, except that Form 3's filed on behalf of Mr. Thomas J. Crotty, Kenneth P. Lawler, Todd A. Dagres and Oliver D. Curne, each of whom may be deemed to beneficiary own shares held of record by Battery Ventures were not timely filed.

COMPENSATION COMMITTEE
REPORT ON EXECUTIVE COMPENSATION

Compensation Philosophy

        The Compensation Committee is responsible for establishing salaries, incentives and other forms of compensation for Focal's directors, officers and key employees and for administering Focal's equity incentive plans (other than with respect to the grant of stock options under Focal's 1998 Plan to non-executive employees, which is now administered by the Stock Option Committee) and other incentive and benefit plans.

        Focal's mission is to become the provider of choice for voice, data and Internet infrastructure services to large, communications-intensive customers in major cities. To accomplish this objective, the Committee has developed a compensation program designed to attract, retain, and motivate executives, and to reinforce and complement sound management practices. In addition, the Committee seeks to align the executives' interests with those of Focal and its stockholders by providing executives with the potential for significant equity ownership. Focal's compensation program focuses on:

  •
  annual base salary compensation;

  •
  annual cash performance bonus; and

  •
  performance-based compensation consisting of equity-based awards.

        Messrs. Taylor and Barnicle were founding investors in Focal and therefore have significant equity ownership, a portion of which remains subject to vesting based on the executive's continued service with Focal. When setting annual base and performance compensation, the Committee takes into account this existing ownership and the incentives it provides. The Committee also looks to the following criteria in determining an individual executive's annual compensation package:

  •
  Focal's overall financial and operational performance;

  •
  The competitive nature of the marketplace; and

  •
  The individual executive's performance.

        Annual Salaries.    Base salaries for Focal's executive officers are determined by evaluating a number of factors, including, among others, the level and scope of responsibilities associated with the position held, the experience of the individual and the individual's contribution to Focal's performance, and base salaries for comparable positions at comparable companies within Focal's industry. Equity interests in Focal already held by the Named Executive Officers are also considered. No specific weight was given to any of these factors because each of the factors was considered significant and the relevance of certain factors varied among the executive officers.

        Annual Bonuses.    Focal considers the payment of cash bonuses an important component of the incentive compensation provided to each of its executive officers. Bonus targets for each executive officer are determined annually by the Committee. The determination of whether targeted bonuses, or a greater or lesser amount, should be paid is based on a number of factors, including corporate and individual performance.

        Equity Compensation.    The Committee uses grants of stock options to deliver a competitive compensation package that motivates executives to make decisions that will increase the value of Focal's common stock, thus providing an appropriate focus on Focal's long-term growth.

        Stock options, which are currently granted under Focal's 1998 Plan, are granted with exercise prices not less than the fair market value of Focal's shares on the date of grant, providing no value to the executive unless Focal's stock price increases after the grants are made. The options become exercisable in installments over time and may become exercisable earlier if certain events occur in connection with a Change in Control of Focal (as defined in the 1998 Plan). The options have a term of ten years. The 1998 Plan also authorizes the grant of SARs, restricted stock, deferred stock, performance shares and performance units. None of these types of awards was granted in 2001.

        Prior to our initial public offering, stock options were granted under our 1997 Nonqualified Stock Option Plan (the "1997 Plan"). The option agreements between Focal and optionees under the 1997 Plan provide that, upon the occurrence of a Change in Control (as defined in the 1997 Plan), the portion of the option that would have vested in the twelve-month period following the Change in Control (if the optionee remained employed by Focal during that period) will automatically become vested as of the date of the Change in Control. In addition, if Focal terminates the optionee's employment, actually or constructively, in connection with or in anticipation of a Change in Control, or within two years after a Change in Control, all of the optionee's remaining options will automatically become vested and exercisable as of the date of termination. No further grants will be made under the 1997 Plan.

        Compensation of our Chief Executive Officer.    Mr. Taylor's annual base salary for 2002 is $275,000. The Committee believes this salary is generally competitive with the salaries of CEOs in companies that compete with Focal, although precise comparisons may be misleading because of both start-up competitors and competitors of greater size than Focal. Mr. Taylor did not receive an incentive bonus for fiscal 2001, based on the Committee's review of a number of corporate and individual performance criteria.

        Mr. Taylor owns, beneficially, approximately 2.87% of Focal's common stock (exclusive of common stock that would be issued upon the conversion of preferred stock or senior indebtedness) through a combination of founder stock, stock that has vested pursuant to Mr. Taylor's employment agreement and restricted stock agreement, stock that remains subject to vesting pursuant to Mr. Taylor's restricted stock agreement and stock options granted to Mr. Taylor under the 1998 Plan during 2001.

Policy With Respect to the $1 Million Deduction Limit

        Section 162(m) of the Internal Revenue Code generally limits the corporate deduction for compensation paid to the Chief Executive Officer and the four other most highly compensated officers serving at year end to $1,000,000, unless certain requirements are met. The Committee's intent is to operate its compensation programs for the executive officers subject to the deduction limit so the corporate tax deduction is maximized on compensation paid; however, the Committee will only do so to the extent practicable, and consistent with Focal's overall compensation philosophy.

        The Committee believes that compensation realized from the exercise of stock options or other awards under Focal's stock incentive plans (which were approved by Focal's stockholders prior to its initial public offering of common stock in August 1999) are exempt from the $1,000,000 cap imposed by Section 162(m); however, certain elements of executive compensation, such as base salary, cash bonus, and vesting of restricted stock granted to Focal's founders in 1998, are not exempt from the $1,000,000 exemption and may cause a portion of executive compensation to exceed the deductibility limit.

Conclusion

        The Committee believes that the executive compensation policies described in this report serve the interests of stockholders and Focal effectively. The various compensation vehicles used maintain an appropriate balance between motivating achievement of short-term goals and strategically leading Focal in a direction to provide long-term success. We will continue to monitor the effectiveness of Focal's total compensation program to ensure that it meets Focal's needs.

Compensation Committee:

James E. Crawford, III	Director
John A. Edwardson	Director
James N. Perry, Jr.	Director
Paul G. Yovovich	Director

AUDIT COMMITTEE REPORT

        The Board of Directors adopted a written Audit Committee charter. All members of the Audit Committee are independent as defined in Rule 4200(a)(14) of The Nasdaq Stock Market's listing standards.

        The Audit Committee has reviewed and discussed with Focal's management and Arthur Andersen LLP, Focal's independent auditors for fiscal 2001, the audited financial statements of Focal contained in Focal's Annual Report to Stockholders for the year ended December 31, 2001. The Audit Committee has also discussed with Focal independent auditors for fiscal 2001 the matters required to be discussed pursuant to SAS No. 61 (Codification of Statements on Auditing Standards, Communication with Audit Committees).

        The Audit Committee has received and reviewed the written disclosures and the letter from Arthur Andersen LLP required by Independence Standards Board Standard No. 1 (titled "Independence Discussions with Audit Committees"), and has discussed with Arthur Andersen LLP their independence. The Audit Committee has also considered whether the provision of information technology services and other non-audit services to Focal by Arthur Andersen LLP is compatible with maintaining their independence.

        Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Focal's Annual Report on Form 10-K for the fiscal year ended December 31, 2001, filed with the U.S. Securities and Exchange Commission.

        The Audit Committee recommended to the Board of Directors that Focal retain Ernst & Young LLP as its independent auditor for the fiscal year that will end on December 31, 2002, and the Board of Directors approved the recommendation. The Audit Committee did not have any disagreement with or concern about the work performed by Arthur Andersen LLP for fiscal year 2001, but believes that it was appropriate to change auditors in light of the uncertainty surrounding Arthur Andersen LLP.

Audit Committee:

John A. Edwardson	Director
Kathleen A. Perone	Director
Paul G. Yovovich	Director

        Notwithstanding anything to the contrary set forth in any of Focal's previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, each as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the preceding "Audit Committee Report" and "Compensation Committee Report on Executive Compensation" and the following "Performance Graph" shall not be incorporated by reference into any such filings.

PERFORMANCE GRAPH

        The following graph compares Focal's cumulative total stockholder return on common stock since the initial public offering was completed in July 1999 to December 31, 2001, to the cumulative total returns Nasdaq Composite Index and the Nasdaq Telecommunications Stock Index, comprised of publicly traded companies which are principally in the telecommunications business, for the same 29-month period. Focal's total return is based on an investment of $100 on July 28, 1999 at its closing price of $682.50. Prices are as of the end of each period. Past financial performance should not be considered to be an indicator of future performance, and investors should not use historical trends to anticipate results or trends in future periods.

COMPARISON OF 29 MONTH CUMULATIVE TOTAL RETURN*

        AMONG FOCAL COMMUNICATIONS CORPORATION,
THE NASDAQ STOCK MARKET (U.S.) INDEX
AND THE NASDAQ TELECOMMUNICATIONS INDEX

      *  $100 INVESTED ON 7/28/99 IN STOCK OR INDEX-
      INCLUDING REINVESTMENT OF DIVIDENDS.
      FISCAL YEAR ENDING DECEMBER 31.

	Cumulative Total Return
	7/28/99	9/99	12/99	3/00	6/00	9/00	12/00	3/01	6/01	9/01	12/01
Focal Communications Corporation	100.00	131.41	123.72	287.18	185.58	79.17	35.90	48.24	12.10	1.49	3.13
Nasdaq Stock Market (U.S.)	100.00	101.75	150.39	168.84	146.80	135.09	90.46	67.52	79.58	55.21	71.78
Nasdaq Telecommunications	100.00	89.82	131.60	139.71	110.28	88.04	56.05	49.38	46.76	34.05	37.53

EMPLOYMENT AGREEMENTS

        Focal is a party to identical Executive Stock Agreement and Employment Agreements ("Employment Agreements") with each of Mr. Taylor and Mr. Barnicle (the "Executive Investors"). The Employment Agreements provide that each Executive Investor will receive a base salary equal to no less than his current base salary from time to time, and that the Board of Directors may increase (but not decrease) the Executive Investor's salary from time to time. Bonuses are determined by the Board of Directors and based upon our achievement of performance goals set in advance of each year in the sole discretion of the Board of Directors. Unless he is terminated for cause, each Executive Investor is entitled for a period of between six and 12 months following termination of his employment with us (depending on the basis for termination) to continue to receive his most recent salary and medical benefits.

        Pursuant to the Employment Agreements and in exchange for shares of common stock held by the Executive Investors prior to November 27, 1996:

  •
  71,429 shares of common stock subject to time-vesting requirements set forth in the Employment Agreements were issued to each of the Executive Investors on November 27, 1996

        and

  •
  52,541 shares of common stock subject to performance-vesting requirements set forth in the Vesting Agreements (as defined below) were issued to each of the Executive Investors on November 27, 1996. Of these shares, 45,398 were canceled in connection with the September 30, 1998 amendments to the Vesting Agreements. The remaining 7,143 shares are subject to time-vesting requirements set forth in Restricted Stock Agreements signed on September 30, 1998. Of these shares, 2,500 shares issued to Messrs. Taylor and Barnicle and remained subject to future vesting requirements. See "—Vesting Agreements."

        All of the 71,429 shares issued on November 27, 1996 that were subject to time-vesting requirements under the Employment Agreements have vested.

        We entered into an employment agreement with Mr. Mael on substantially the same employment terms as the Executive Investors.

        Each employment agreement requires the Executive Investor, or Mr. Mael, as applicable, to assign to us all inventions developed in the course of employment, maintain the confidentiality of our proprietary information and refrain from competing with and soliciting employees from Focal during his or her employment and for a period of up to eighteen months after his or her termination. During this period, after any applicable severance pay period has expired, the Executive Investor, or Mr. Mael, as applicable, is entitled to receive noncompetition compensation equal to his salary and medical benefits, unless he breaches his non-disclosure, non-compete or non-solicitation obligations.

Change in Control Agreement

        In February 2000, Focal granted Mr. Mael 4,286 shares of restricted stock. At the time of grant, Mr. Mael made an election under Section 83(b) of the Internal Revenue Code to recognize the value of the 4,286 of the shares of restricted stock as ordinary income in 2000. Based on the per share price of $1,404.38 per share at the time of the election, Mr. Mael recognized $6,018,750 in ordinary income in 2000. Focal agreed to loan Mr. Mael an aggregate of $2,952,196.88 to pay taxes relating to this amount, with the loan to be due upon his departure from the Company or 2010, whichever occurs first.

        On February 1, 2001, Focal entered into a letter agreement with Mr. Mael that provides that (i) if a Change in Control (as defined in Mr. Mael's employment agreement) occurs prior to December 31, 2002, (ii) the promissory note becomes due and payable and (iii) Mr. Mael has been continuously employed by the Company until the date of the Change in Control (unless his employment was terminated in anticipation of the Change in Control), the Company will, if the amount due under the promissory notes (including accrued but unpaid interest) exceeds the gross proceeds from the restricted stock (calculated by multiplying the price per share at which the Change in Control occurs by 4,286), in its discretion, either (x) forgive the difference or (y) pay Mr. Mael a bonus equal to the difference.

        The Company will adjust the amount to be forgiven or payable as described in the preceding paragraph to take into account certain tax consequences of the transactions. The Company will reduce such amount by the discounted present value of the tax benefits Mr. Mael will receive as a result of any capital loss experienced upon a sale of the restricted stock and will increase or "gross-up" such amount by the amount of the taxes payable as a result of the forgiveness of the loan or payment from the Company, as applicable (taking into account the tax effects of the gross-up itself).

Severance Agreement

        In connection with the resignation of Mr. Leggio in March 2002, we entered into an agreement with Mr. Leggio that will provide him with severance payments for six months. The severance payments will equal six months of salary plus 50% of his targeted bonus for 2002. In return, Mr. Leggio agreed to a six-month noncompetition covenant, a nonsolicitation and non-hire covenant, and a customary release of claims.

Vesting Agreements

        Pursuant to the original terms of three separate Vesting Agreements (the "Vesting Agreements"), each dated November 27, 1996, among Focal, the Executive Investors, Madison Dearborn Capital Partners, L.P., Frontenac VI, L.P., and Battery Ventures III, L.P. (the "Institutional Investors"), each of the Executive Investors was entitled to earn 52,541 shares of common stock if specified financial performance criteria were satisfied. If any of these shares of common stock vested, an equal number of shares of common stock held by the Institutional Investors would be forfeited by the Institutional Investors.

        Pursuant to amendments to the Vesting Agreements, on September 30, 1998, the Vesting Agreements terminated and:

  •
  The Institutional Investors collectively forfeited 71,429 shares of common stock

  •
  The Executive Investors each forfeited 45,398 shares of common stock held by them (or a total of 90,796 shares for all Executive Investors)

  •
  7,143 shares of common stock held by each Executive Investor were vested and became subject to new time-vesting requirements based on periods of continuous service with us (the "Restricted Shares").

        Twenty percent of the Restricted Shares immediately vested and the remaining Restricted Shares vest 10% on September 30, 1999, 15% on September 30, 2000, 20% on September 30, 2001 and 35% on September 30, 2002. The Executive Investors are entitled to voting, dividend and other ownership rights with respect to the Restricted Shares, but the Restricted Shares are subject to restrictions on transfer until they vest. Vesting of the Restricted Shares is accelerated under specified circumstances, including upon a Change in Control or the Executive Investor's death or disability. Change in Control has the same definition as in the 1997 Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

        The table below sets forth information regarding beneficial ownership of our common stock as of February 28, 2002 for:

  •
  Each of the Named Executive Officers

  •
  Each of our directors

  •
  All of our executive officers and directors as a group

  •
  Each other person who we know beneficially owns 5% or more of our common stock.

        Unless otherwise noted, the address of each Named Executive Officer and director of Focal is 200 North LaSalle Street, Suite 1100, Chicago, Illinois 60601. All share numbers have been adjusted to reflect the 1-for-35 reverse stock split effected by the Company in March 2002. As of February 28, 2002, 4,935,829 shares of common stock were outstanding and 4,443,549 shares were eligible to vote with the common stock on an as-converted basis.

Name	Number of Shares Beneficially Owned(1)	Percent of Voting Power†
Named Executive Officers
Robert C. Taylor, Jr.(2)	82,862	*
John R. Barnicle(3)	93,401	1.0%
Ron Reising	—	—
Anthony J. Leggio(4)	2,395	*
Michael L. Mael(5)	5,968	*
Directors
James E. Crawford III(6)	1,037,557	11.0%
John A. Edwardson(7)	9,120	*
Paul J. Finnegan(8)	3,089,369	32.5%
Richard D. Frisbie(9)	870,120	9.2%
John G. Hayes(10)	703,404	7.5%
Kathleen A. Perone(11)	443	*
James N. Perry, Jr.(8)	3,089,369	32.5%
Andrew E. Sinwell(8)	3,089,369	32.5%
Paul G. Yovovich(12)	9,747	*
All Executive Officers and Directors as a Group (16 persons)(13)	5,913,506	61.5%
Director Nominee
William S. Kirsch(14)	11,958	*
Other Owners
Madison Dearborn Partners(15)	3,089,369	32.5%
Frontenac Company(16)	1,036,842	11.0%
Battery Ventures(17)	870,120	9.2%
Great Hill Partners(18)	703,404	7.5%
Citigroup Inc.(19)	588,610	6.3%
Morgan Stanley Dean Witter(20)	552,051	5.9%
FMR Corp.(21)	1,182,140	12.6%

†
Holders of our Preferred Stock and Convertible Loans vote on an as-converted basis with the holders of our common stock. Shares issuable upon conversion of the Preferred Stock and

  Convertible Loans as of February 28, 2002 are therefore deemed outstanding for purposes of calculating the percentage of voting power.

*
Less than 1% of the issued and outstanding shares of our common stock.

(1)
In accordance with the rules of the Securities and Exchange Commission, each beneficial owner's holdings includes common stock that the holder has the right to acquire within 60 days of February 28, 2002, including upon the exercise of any option or warrant or upon the conversion of a security. Except as described in Note † above, the calculation of each holder's beneficial ownership does not assume the exercise or conversion of securities that any other person has the right to acquire within 60 days. Unless otherwise indicated below, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned by them, subject to applicable community property laws.

(2)
Includes (i) 2,500 shares of common stock subject to vesting provisions contained in the executive's Restricted Stock Agreement and 6,688 shares subject to warrants held by the executive; (ii) 27,582 shares of common stock held by Mistral Partner, L.P., a family limited partnership over which Mr. Taylor exercises sole voting and investment power and 4,342 shares of common stock subject to warrants held by such limited partnership; (iii) 1,637 shares of common stock subject to options, which are exercisable within 60 days of February 28, 2002; and (iv) 114 shares of common stock held in an IRA account by Mr. Taylor's wife and 18 shares of common stock subject to warrants held in such account.

(3)
Includes (i) 2,500 shares of common stock subject to vesting provisions contained in the executive's Restricted Stock Agreement and 10,529 shares of common stock subject to warrants held by the executive; (ii) 10,000 shares of common stock held by JRB Partners, L.P., a family limited partnership over which Mr. Barnicle exercises sole voting and investment power and 1,574 shares of common stock subject to warrants held by such limited partnership; (iii) 1,371 shares of common stock held by John R. Barnicle Blind Selling Program Trust and 216 shares of common stock subject to warrants held by such trust; (iv) 1,029 shares of common stock held by JRB Blind Program Selling Trust and 162 shares of common stock subject to warrants held by such trust; and (v) 1,637 shares of common stock subject to options, which are exercisable within 60 days of February 28, 2002.

(4)
Mr. Leggio resigned from Focal in March 2002. Includes (i) 491 shares of common stock; (ii) 1,827 shares of common stock subject to options which are exercisable within 60 days of February 28, 2002 and (iii) 77 shares subject to warrants.

(5)
Includes (i) 4,286 shares of common stock subject to vesting provisions contained in the executive's Restricted Stock Agreement; (ii) 1,008 shares of common stock subject to options which are exercisable within 60 days of February 28, 2002 and (iii) 674 shares subject to warrants.

(6)
Mr. Crawford, a director, owns no shares in his own name. Includes 618 shares of common stock owned by Mr. Crawford's son and 97 shares which Mr. Crawford's son has the right to acquire upon the exercise of warrants. Mr. Crawford, by virtue of his being a general partner of Frontenac Company and a member of Frontenac VIII LLC, may be deemed to own the shares held by such entities. Mr. Crawford has disclaimed beneficial ownership of any securities in which he does not have a pecuniary interest. See footnote 16 below. Mr. Crawford's address is c/o Frontenac Company, 135 S. LaSalle Street, Suite 3800, Chicago, IL 60603.

(7)
Includes (i) 4,571 shares of common stock; (ii) 3,829 shares of common stock subject to options which are exercisable within 60 days of February 28, 2002 and (iii) 720 shares subject to warrants.

(8)
Messrs. Finnegan, Perry and Sinwell, directors, do not own shares in their own names. Each of them, by virtue of being Managing Directors of Madison Dearborn Partners, Inc. may be deemed to beneficially own the shares held by such entity. Each disclaims beneficial ownership of any securities in which he does not have a pecuniary interest. See footnote 15 below. The addresses for each of Messrs. Finnegan, Perry and Sinwell is c/o Madison Dearborn Partners, Three First National Plaza, Suite 3800, Chicago, IL, 60602.

(9)
Mr. Frisbie, a director, owns no shares in his own name. Mr. Frisbie, by virtue of his being a general partner of Battery Partners III and a Managing Member of Battery Partners VI, may be deemed to own the shares held by such entities. Mr. Frisbie has disclaimed beneficial ownership of any securities in which he does not have a pecuniary interest. See footnote 17 below. Mr. Frisbie's address is c/o Battery Ventures, 20 William Street, Wellesley, MA 02481.

(10)
Mr. Hayes, a director, owns no shares in his own name. Mr. Hayes, by virtue of his being a manager of Great Hill Partners, LLC ("GP") and Great Hill Partners GP II, LLC ("GP II"), may be deemed to beneficially own the shares held by such entities. See footnote 18 below. Mr. Hayes address is c/o Great Hill Partners, One Liberty Square, Boston, MA 02109.

(11)
Includes (i) 171 shares of common stock; (ii) 245 shares of common stock subject to options which are exercisable wihtin 60 days of February 28, 2002 and (iii) 27 shares subject to warrants.

(12)
Includes (i) 4,620 shares of common stock; (ii) 4,400 shares of common stock subject to options which are exercisable within 60 days of February 28, 2002 and (iii) 727 shares subject to warrants.

(13)
Includes (i) 1,213,757 shares of common stock; (ii) 18,022 shares of common stock subject to options which are exercisable within 60 days of February 28, 2002; (iii) 191,082 shares subject to warrants; (iv) 1,500,596 shares that may be acquired upon the conversion of preferred stock (plus accrued dividends), and (v) 3,001,192 shares of common stock that may be acquired upon the conversion of convertible loans (plus accrued interest).

(14)
These shares are held of record by Randolph Street Partners (i) 7,972 shares are issuable upon conversion of its Preferred Stock (plus accrued dividends) and (ii) 3,986 shares are issuable upon conversion of its Convertible Loan to the Company (plus accrued interest). As a partner of Randolph Street Partners, Mr. Kirsch may be deemed to beneficially own such shares. Mr. Kirsch disclaims beneficial ownership of any shares in which he does not have a pecuniary interest.

(15)
Includes (i) 791,619 shares of common stock which Madison Dearborn Capital Partners IV, L.P. ("MDCP IV") may acquire beneficial ownership of upon conversion of its Preferred Stock (plus accrued dividends), (ii) the 1,583,238 shares of Common Stock that MDCP IV may acquire beneficial ownership of upon conversion of its Convertible Loan to the Company (plus accrued interest), and (iii) 617,326 shares of common stock which Madison Dearborn Capital Partners, L.P. ("MDCP I") owns of record and 97,186 shares of common stock which MDCP I may acquire upon exercise of warrants. Dispositive and voting power of the securities owned by MDCP IV are shared by Madison Dearborn Partners IV ("MDP IV"), the sole general partner of MDCP IV, and an advisory committee of Madison Dearborn Partners, L.L.C., the sole general partner of MDP IV. Dispositive and voting power of the securities owned by MDCP I are shared by Madison Dearborn Partners, L.P. ("MDP"), the sole general partner of MDCP, and an advisory committee of limited partners of Madison Dearborn Partners, Inc., the sole general partner of MDP. Each of the foregoing persons has disclaimed beneficial ownership of any securities in which such person does not have a pecuniary interest. The address of Madison Dearborn is Three First National Plaza, Suite 3800, Chicago, IL 60602.

(16)
Includes (i) 224,448 shares of common stock which Frontenac VIII Limited Partnership ("Frontenac VIII") may acquire beneficial ownership of upon conversion of its Preferred Stock, (plus accrued dividends), (ii) the 448,896 shares of Common Stock that Frontenac VIII may acquire beneficial ownership of upon conversion of its Convertible Loan to the Company (plus accrued interest), (iii) 10,020 shares of common stock which Frontenac Masters VIII Limited

  Partnership ("Frontenac Masters VIII") may acquire beneficial ownership of upon conversion of its Preferred Stock (including accrued dividends); (iv) the 20,040 shares of Common Stock that Frontenac Masters VIII may acquire beneficial ownership of upon conversion of its Convertible Loan to the Company (plus accrued interest), (v) 288,085 shares of Common Stock owned of record by Frontenac VI Limited Partnership ("Frontenac VI"), and 45,353 shares of common stock which Frontenac VI may acquire upon exercise of warrants. Dispositive and voting power of the securities held by Frontenac VIII and Frontenac Masters VIII are shared by Frontenac VIII Partners, L.P. ("Frontenac VIII LP"), the general partner of each such person, and Frontenac Company VIII, L.L.C., the general partner of Frontenac VIII LP. Dispositive and voting power of the securities held by Frontenac VI are shared by Frontenac Company, L.L.C., its general partner. Mr. Crawford, along with the other general partners of Frontenac Company L.L.C., and the other members of Frontenac VIII, L.L.C., may be deemed to share beneficial ownership of the shares beneficially owned by such entities. Each of the foregoing persons has disclaimed beneficial ownership of any securities in which such person does not have a pecuniary interest. The address of Frontenac is 135 S. LaSalle Street, Suite 3800, Chicago, IL 60603.

(17)
Includes (i) 50,020 shares of common stock which Battery Ventures III, L.P. ("Battery Ventures III") may acquire beneficial ownership of upon conversion of Preferred Stock (plus accrued dividends), (ii) 100,040 shares of Common Stock that Battery Ventures III may acquire beneficial ownership of upon conversion of its Convertible Loan to the Company (plus accrued interest), (iii) 177,070 shares of common stock which Battery Ventures VI, L.P. ("Battery Ventures VI") may acquire beneficial ownership of upon conversion of its Preferred Stock (including accrued dividends); (iv) 354,141 shares of Common Stock that Battery Ventures VI may acquire beneficial ownership of upon conversion of its Convertible Loan to the Company (plus accrued interest), (v) 7,378 shares of common stock which Battery Investment Partners VI, LLC ("Battery Investment Partners") may acquire beneficial ownership of upon conversion of its Preferred Stock (including accrued dividends), (vi) 14,756 shares of Common Stock that Battery Investment Partners may acquire beneficial ownership of upon conversion of its Convertible Loan to the Company (plus accrued interest), (vii) 144,039 shares of Common Stock owned of record by Battery Ventures III and 22,676 shares of common stock which Battery Ventures III may acquire upon exercise of warrants. Dispositive and voting power of the securities held by Battery Ventures III are shared by Battery Partners III, L.P., its general partner. Dispositive and voting power of the securities held by Battery Partners VI are shared by Battery Partners VI, LLC, it general partner. Dispositive and voting power of the securities held by Battery Investment Partners are shared by its individual managers. Because Battery Investment Partners invests alongside Battery Ventures VI in all investments made by Battery Ventures VI, each fund may be deemed to beneficially own the shares held by the other. Mr. Frisbie, along with the other general partners of Battery Partners III and the other managing members of Battery Partners VI, may be deemed to share beneficial ownership of the shares beneficially owned by such entities. Each of the foregoing persons has disclaimed beneficial ownership of any securities in which such person does not have a pecuniary interest. The address of Battery Ventures is 20 William Street, Wellesley, MA 02481.

(18)
Includes (i) 91,008 shares of common stock which Great Hill Equity Partners, Limited Partnership ("GHEP") may acquire beneficial ownership of upon conversion of Preferred Stock (plus accrued dividends), (ii) 182,016 shares of Common Stock that GHEP may acquire beneficial ownership of upon conversion of its Convertible Loan to the Company (plus accrued interest), (iii) 4,196 shares of common stock which Great Hill Investors LLC ("GHI") may acquire beneficial ownership of upon conversion of its Preferred Stock (including accrued dividends); (iv) 8,393 shares of Common Stock that GHI may acquire beneficial ownership of upon conversion of its Convertible Loan to the Company (plus accrued interest), (v) 134,041 shares of common stock which Great Hill Equity Partners II, L.P. ("GHEPII") may acquire beneficial ownership of upon conversion of its Preferred Stock (including accrued dividends), (vi) 268,083 shares of Common Stock that GHEPII may acquire beneficial ownership of upon conversion of its Convertible Loan to the Company (plus accrued interest), (vii) 5,222 shares of common stock which Great Hill Affiliate Partners II, L.P. ("GHAPII") may acquire beneficial ownership of upon conversion of its Preferred Stock (including accrued dividends), and (viii) 10,445 shares of Common Stock that GHAPII may acquire beneficial ownership of upon conversion of its Convertible Loan to the Company (plus accrued interest). Dispositive and voting power over the securities held by GHEP are shared by GP, by virtue of its being the sole general partner of GHEP. Dispositive and voting power over the securities held by GHEPII and GHAPII are shared by GPII, by virtue of its being the sole general partner of GHEPII and GHAPII. Mr. Hayes and the other managers of GP and GPII may also be deemed to beneficially own such shares. The address of such persons is One Liberty Square, Boston, MA 02109.

(19)
This information is based solely on material contained in a Schedule 13G filed by Citigroup, Inc. with the SEC on January 24, 2002. Shared voting and dispositive power over such shares are shared by Salomon Smith Barney Inc., Salomon Brothers Holdings Company Inc., Salomon Smith Barney Holdings Inc., Citigroup, Inc. The address of such persons is 338 Greenwich Street, New York, New York 10013.

(20)
This information is based solely on material contained in a Schedule 13G filed by Morgan Stanley Dean Witter & Co. ("Morgan Stanley") with the SEC on February 6, 2002. With respect to such shares, Morgan Stanley has shared voting power with respect to 373,324 shares and shared dispositive power over all 552,051 shares. The address of such person is 1585 Broadway, New York, New York 10036.

(21)
This information is based solely on material contained in a Schedule 13G filed by FMR Corp. with the SEC on February 14, 2002. Includes 52,541 shares subject to warrants. Fidelity Management & Research Company ("Fidelity"), a wholly owned subsidiary of FMR Corp., is the beneficial owner of 1,182,140 of such shares, as a result of acting as an investment advisor to various investment companies. Edward C. Johnson 3d, FMR Corp., through its control of Fidelity, and the funds each has sole dispositive power over the 1,182,140 shares owned by the funds. Sole voting power over such shares is held by funds' Board of Trustees. Members of the Johnson family, as a result of holding approximately 49% of the voting power over FMR Corp., may also be deemed to beneficially own such shares. The address of such persons is 82 Devonshire Street, Boston, MA 02109.

CERTAIN TRANSACTIONS

The Stock Purchase Agreement and Stockholders' Agreement

        We entered into a Stock Purchase Agreement with some of our stockholders, dated as of November 27, 1996 and amended after that date. Pursuant to the Stock Purchase Agreement and additional related agreements, our existing stockholders were granted registration rights described below.

        The Stock Purchase Agreement also requires us to:

  •
  Deliver financial information to our institutional investors and certain of their transferees in a private sale of shares of common stock

  •
  Provide access by our institutional investors, and certain of their transferees in a private sale of shares of common stock, to our physical properties, books and records

  •
  Comply with the periodic reporting requirements under the Securities Exchange Act of 1934 to enable holders of "restricted shares" of common stock to sell those shares of common stock pursuant to Rule 144 under the Securities Act of 1933 or a short-form registration statement under the Securities Act of 1933.

Purchase Agreement

        General.    In connection with our recapitalization, we sold an aggregate of $50 million in Preferred Stock and incurred $100 million in indebtedness in the form of Convertible Notes. On October 26, 2001, we issued an aggregate of 50,000 shares of its 8% Series A Redeemable Voting Convertible Preferred Stock (the "Preferred Stock") at a price of $1,000 per share and $100.0 million of convertible term loan notes (the "Convertible Loans"). Of the Preferred Stock and Convertible Loans, 26,377 shares of Preferred Stock and $52,753,656 in Convertible Loans were issued to Madison Dearborn Capital Partners IV, L.P., 133 shares of Preferred Stock and $265,625 in Convertible Loans were issued to Randolph Street Partners III, 52 shares of Preferred Stock and $105,719 in Convertible Loans were issued to Special Co-Invest Partners, 7,479 shares of Preferred Stock and $14,957,265 in Convertible Loans were issued to Frontenac VIII Limited Partnership, 334 shares of Preferred Stock and $667,735 in Convertible Loans were issued to Frontenac Masters VIII Limited Partnership, 1,667 shares of Preferred Stock and $3,333,333 in Convertible Loans were issued to Battery Ventures III, L.P., 5,900 shares of Preferred Stock and $11,800,000 in Convertible Loans were issued to Battery Ventures VI, L.P., 246 shares of Preferred Stock and $491,667 in Convertible Loans were issued to Battery Investment Partners VI, LLC, 3,032 shares of Preferred Stock and $6,064,787 in Convertible Loans were issued to Great Hill Equity Partners Limited Partnership, 140 shares of Preferred Stock and $279,657 in Convertible Loans were issued to Great Hill Investors, LLC, 4,466 shares of Preferred Stock and $8,932,535 in Convertible Loans were issued to Great Hill Equity Partners II Limited and 174 shares of Preferred Stock and $348,021 in Convertible Loans were issued to Great Hill Affiliate Partners II Limited Partnership.

        Each share of Preferred Stock is convertible, at the holder's option, into a number of shares of Common Stock equal to the sum of $1,000 per share of Preferred Stock plus accrued and unpaid dividends divided by the Conversion Price, which is currently $34.6879607490 (subject to adjustment on the happening of certain events). The holders of the Convertible Loans may convert the Convertible Loans at any time and from time to time into a number of shares of the Company's Common Stock equal to the principal amount of the Convertible Loans being converted plus all accrued and unpaid interest on the Convertible Loans and dividing the result by the Conversion Price, which is currently $34.6879607490 (subject to adjustment on the happening of certain events).

        Covenants with Respect to the Preferred Stock.    The Purchase Agreement pursuant to which this new investment was made provided for a number of agreements between us and the investors. Among other things, the Purchase Agreement grants the investors preemptive rights to acquire a portion of any common stock issued by us in the future (subject to certain exceptions) and to give specified financial and business information to each investor and each other holder of common stock issued or issuable upon conversion of the Preferred Stock ("Investor Securities") that holds at least 15% of Investor Securities). Each investor agreed that, until the six-month anniversary of the closing date of the Recapitalization, it would not transfer, make any short sale, pledge, or otherwise dispose of, or enter into any hedging transaction that could result in a transfer of, or otherwise reduce its economic interest with respect to, any Investor Securities without the prior approval of our Board of Directors, other than (1) to its affiliates, (2) pursuant to a tender or exchange offer for our securities approved by our Board of Directors or (3) pursuant to a stock or cash merger or other business combination to which we are a party.

        In addition to the covenants contained in the Purchase Agreement, the terms of the Preferred Stock require that we obtain the consent of the holder of at least a majority of the Preferred Stock before we take certain actions, including, without limitation, the payment of dividends; the redemption of any of our capital stock; a merger or consolidation of the Company; a sale, lease or other disposal of, more than 25% of our consolidated assets; a liquidation, dissolution, recapitalization or other reorganization; or an amendment of our Certificate of Incorporation, the certificate of designation for the Preferred Stock or our by-laws. These voting rights will generally terminate on the date that the share has been registered pursuant to an effective registration statement filed with the SEC.

        Board of Directors.    The holders of Investor Securities shall have the right to designate two representatives for election to our Board of Directors. In connection with the recapitalization, our Board of Directors increased the size of our Board of Directors by two directors and filled the vacancies with two designees of the Investors, who were Mr. Hayes and Mr. Finnegan. For so long as any Preferred Stock remains outstanding, at any subsequent Special Meeting of Stockholders at which the term of the Board representatives appointed to the Board of Directors by the holders of the Preferred Stock expires, the Board representatives designated by the holders of the Preferred Stock shall be elected by the affirmative vote of the holders of a majority of the issued and outstanding shares of Preferred Stock, voting separately as a class. The Board representative(s) elected by the holders of Preferred Stock shall not be divided into classes and shall be in addition to the maximum number of directors who may be elected by the holders of our common stock. At such time as no Preferred Stock remains issued and outstanding, the term of the Board representatives designated by the holders of Preferred Stock will expire automatically, and thereafter we have agreed to nominate the Board representative(s) designated by the holders of a majority of the Investor Securities then outstanding for election to the Board of Directors by the holders of common stock and solicit proxies from our stockholders in favor of the election of such Board representative(s). After such time as no Preferred Stock remains outstanding, the Board representatives selected by the holders of Investor Securities shall be divided into classes and shall be included in the maximum number of directors who may be elected by the holders of our common stock in accordance with the provisions of our by-laws.

        The right of holders of Investor Securities to designate a Board representative shall terminate at such time as the holders of Investor Securities cease to hold Investor Securities equal to at least 25% of the amount of Investor Securities initially issued to the Investors on the closing date of the recapitalization. If the rights of the holders of Investor Securities, as the case may be, to designate a Board representative cease under the immediately preceding sentence, then (1) the Board of Directors may terminate the term of either Board representative by the affirmative vote of the Board of Directors (in which vote the Board representative whose term of office the Board of Directors seeks to terminate shall not participate) if such director was designated by a vote of the Preferred Stock voting separately or (2) we may use commercially reasonable efforts to effect the removal of such director if such director was elected by the holders of our common stock. So long as the holders of Preferred Stock retain the right to designate a Board representative, such director may be removed as provided in the preceding sentence, or, so long as the holders of Preferred Stock retain the right to designate a Board representative, by the holders of a majority of the Preferred Stock.

        Fees and Expenses.    In connection with the recapitalization, we paid Madison Dearborn Partners $1,200,000, Frontenac $250,000 and Battery Ventures $50,000, as a commitment fee in connection with the closing and the out-of-pocket costs and expenses of the Investors related to the recapitalization.

Registration Agreement

        In connection with the recapitalization, we entered into an amended and restated registration rights agreement with the investors and the holders of Notes who exchanges their Notes for common stock in connection with the recapitalization. These holders of common stock will have the benefit of the following demand registration rights:

  •
  subject to minimum dollar amounts, MDP may demand two registrations on Form S-1 with respect to the stock held by it prior to the recapitalization;

  •
  Frontenac and Battery Ventures may each demand one registration on Form S-1 with respect to the stock held by them prior to the recapitalization;

  •
  the holders of 8% of all shares of common stock subject to the registration agreement prior to the recapitalization may demand an unlimited number of registrations on Form S-2 or Form S-3 (stockholders with registratoon rights prior to the Recapitalization included, among others, Mr. Taylor, Madison Dearborn Partners, Frontenac Company and Battery Ventures);

  •
  the holders of a majority of the common stock issued upon conversion of the Preferred Stock and the Convertible Notes may request two registrations on Form S-1 and an unlimited number of registrations on Form S-2 and Form S-3; and

  •
  the holders of the Preferred Stock may, at any time after the first anniversary of the Closing Date, request one demand registration on either Form S-1, S-2 or S-3, which may be a shelf registration statement, if available.

        In addition, these stockholders will have unlimited "piggyback" registration rights under which they will have the right to request that we register their shares of common stock whenever we register any of our securities under the Securities Act and the registration form to be used may be used for the registration of their shares of common stock. These piggyback registration rights will not, however, be available if the piggyback registration is in connection with an underwritten registration and the managing underwriter concludes that including shares of common stock owned by holders of "piggyback" registration rights would have an adverse impact on the marketing of the securities to be sold in the underwritten offering; or for registrations undertaken because of a demand registration.

Some of Our Directors are also Directors of Our Competitors

        Some of our directors, who serve as representatives of our institutional investors, also serve on the boards of directors of companies with which we may compete or enter into agreements. Specifically, Messrs., Crawford, Perry, Frisbie, and Finnegan are directors of Allegiance Telecom, a Dallas-based CLEC. Allegiance Telecom is one of our competitors. See "Proposal No. 1—Election of Directors—Potential Conflicts of Interest of Some of Our Directors."

Nominee for Director also Provides Legal Services

        William S. Kirsch, a nominee for director, is a partner with the law firm of Kirkland & Ellis. Mr. Kirsch and Kirkland & Ellis have in the past and may in the future provide legal services to the Company. In addition, both Mr. Kirsch and Kirkland & Ellis have in the past and may in the future provide legal services to affiliates of the Company, including Madison Dearborn Partners and Frontenac Company.

PROPOSAL NO. 2
APPROVAL OF THE AMENDMENT OF OUR
1998 EQUITY AND PERFORMANCE INCENTIVE PLAN

        On April 17, 2002, our Board of Directors approved and adopted, subject to stockholder approval, certain amendments to our 1998 Equity and Performance Incentive Plan (the "1998 Plan," and, as amended, the "Amended 1998 Plan") to increase the number of shares of our common stock, par value $.01 per share, available for issuance under the 1998 Plan from 344,286 to 1,785,000. The Board of Directors believes that the 1998 Plan has been and continues to be an important incentive to attract, maintain, and motivate officers, employees and consultants of Focal. The Board of Directors believes that the ability to grant additional options will help retain and attract such personnel.

        A summary description of the Amended 1998 Plan is set forth below. The summary does not purport to be complete and is qualified in its entirety by reference to the text of the Amended 1998 Plan, a copy of which is attached as Exhibit A to this Proxy Statement. Terms that are used but not defined in this summary are used as defined in the Amended 1998 Plan.

Summary of the Amended 1998 Plan

General

        The principal purposes of the Amended 1998 Plan are to attract and retain consultants, officers, and other key employees of Focal and its subsidiaries and to provide incentives and rewards for their superior performance. The Amended 1998 Plan will afford our Board of Directors the ability to design compensatory awards that are responsive to our needs, and includes authorization for stock options, appreciation rights, restricted shares, deferred shares, performance shares, and performance units. The Amended 1998 Plan will supplement our current compensation programs available to eligible employees.

Available Shares

        Notwithstanding anything else in the Amended 1998 Plan to the contrary and subject to adjustment as provided under the Amended 1998 Plan, the number of shares of common stock that may be issued or transferred under the Amended 1998 Plan must not in the aggregate exceed 1,785,000 shares of common stock 1,440,714 of which are being added by the amendments, plus any shares relating to awards that expire, are forfeited or are transferred, surrendered or relinquished upon the payment of any option price or upon satisfaction of any withholding amount.

        As of March 28, 2002, the closing price per share of common stock as reported on the Nasdaq National Market was $4.27.

Eligibility

        Consultants, officers and other key employees of Focal and its subsidiaries may be selected by the Board to receive benefits under the Amended 1998 Plan. As of March 31, 2002, we had approximately 1,278 full-time employees.

Option Rights

        Option Rights may be granted under the Amended 1998 Plan that entitle the participant to purchase shares of common stock at a price which may not be less than the market value per share on the date of grant. Each grant of Option Rights will be evidenced by an agreement between us and the participant containing terms and provisions, consistent with the Amended 1998 Plan, that the Board approves.

        Each grant of Option Rights will specify whether the Option price is payable:

  •
  in cash or by check or by other cash equivalent acceptable to Focal;

  •
  by the tender to Focal of shares of common stock owned by the participant having a value at the time of exercise equal to the Option price;

  •
  by delivery of irrevocable instructions to a financial institution or broker to deliver promptly to Focal sale or loan proceeds with respect to the shares of common stock sufficient to pay the total Option price;

  •
  through the participant's written election to have shares of common stock withheld by Focal from the shares otherwise received, the withheld shares having a value on the date of exercise equal to the Option price of the shares purchased; or

  •
  by any combination of these payment methods.

        On or after the date of grant of any Option Rights, the Board may provide for the automatic grant of Reload Option Rights to a participant upon the exercise of Option Rights (including Reload Option Rights) using shares of common stock or other consideration specified in the Amended 1998 Plan. Reload Option Rights would cover up to the number of shares of common stock, Deferred Shares, Option Rights or Performance Shares (or the number of shares of common stock having a value equal to the value of any Performance Units), surrendered to Focal upon exercise in payment of the Option price or to meet any withholding obligations. A Reload Option may have an Option price that is less than the applicable market value per share at the time of exercise and will be on terms specified by the Board, which may be the same as or different from those of the original Option Rights.

        Option Rights granted under the Amended 1998 Plan may be options that are intended to qualify as incentive stock options, options that are not intended to so qualify, or combinations of the foregoing.

        The Board may, on or after the date of grant of any Option Rights (other than the grant of an incentive stock option), provide for the payment of dividend equivalents to the participant on a current, deferred or contingent basis or may provide that any equivalents be credited against the price of the Option.

        Any grant may provide for payment of the Option price, at the participant's election, in installments (with or without interest) upon terms determined by the Board. No Option Right may be exercised more than ten years from the date of grant. Each grant will specify the period of continuous service with Focal or any subsidiary, if any, or other conditions (including the achievement of Management Objectives) that must be satisfied before the Option Rights or installments thereof will become exercisable and may provide for the earlier exercise of the Option Rights in the case of a Change in Control or other events. Successive grants may be made to the same participant whether or not Option Rights previously granted to the participant remain unexercised.

Appreciation Rights

        An Appreciation Right is a right, exercisable either by surrender of the related Option Right (if granted in tandem with an Option Right, so long as the Option Right has not been exercised or terminated) or by itself (if granted as a free-standing Appreciation Right), to receive from Focal an amount determined by the Board that may not exceed 100% of the difference between the base price set for the Appreciation Right and the market value per share on the date of exercise. Any grant may specify that the amount payable upon exercise of the Appreciation Right may be paid by Focal in cash, in shares of common stock or in any combination thereof, and may grant either to the participant or the Board the right to elect among those alternatives.

        Any grant may specify that the amount payable upon exercise of the Appreciation Right may not exceed a maximum specified by the Board at the date of grant. Any grant may specify waiting periods before exercise and permissible exercise dates or periods.

        Any grant may specify that the Appreciation Right may be exercised only in the event of, or earlier in the event of, a Change in Control. Any grant may provide for the payment to the participant of dividend equivalents thereon in cash or shares of common stock on a current, deferred or contingent basis. Any grant of Appreciation Rights may specify Management Objectives that must be achieved as a condition to exercise those rights.

        Any grant of tandem Appreciation Rights will provide that the tandem Appreciation Rights may be exercised only at a time when the related Option Rights are also exercisable and the difference between the market value per share and the Option price is positive and by surrender of the related Option Rights for cancellation.

        Each grant will specify in respect of each free-standing Appreciation Right a base price, which will be equal to or greater or less than the market value per share on the date of grant. Successive grants may be made to the same participant regardless of whether any free-standing Appreciation Rights previously granted to the participant remain unexercised. No free-standing Appreciation Right granted under this Amended 1998 Plan may be exercised more than ten years from the date of grant.

        Each grant of Appreciation Rights will be evidenced by an agreement between us and the participant containing terms and provisions, consistent with the Amended 1998 Plan, that the Board approves.

Restricted Shares

        A grant or sale of Restricted Shares involves the immediate transfer by us to a participant of ownership of a specific number of shares of common stock in consideration of the performance of services. The participant is immediately entitled to voting, dividend and other ownership rights in the shares subject to a substantial risk of forfeiture and restrictions on transfer. The grant or sale may be made without additional consideration or in consideration of a payment by the participant that is less than the market value per share at the date of grant.

        Restricted Shares must be subject to a "substantial risk of forfeiture" (as defined under Section 83 of the Internal Revenue Code) for a period to be determined by the Board at the date of grant. An example would be a provision that the Restricted Shares would be forfeited if the participant ceased to serve Focal as an officer or key employee during a specified period of years. In order to enforce these forfeiture provisions, the transferability of Restricted Shares will be prohibited or restricted in a manner and to the extent prescribed by the Board at the date of grant. The Board may provide for a shorter period during which the forfeiture provisions apply in the case of a Change in Control or other events.

        Any grant of Restricted Shares may specify Management Objectives that, if achieved, will result in termination or early termination of the risk of forfeiture and restrictions on transfer applicable to the shares. See "Management Objectives" described below. Each grant may specify in respect of these Management Objectives a minimum acceptable level of achievement and may set forth a formula for determining the number of Restricted Shares on which restrictions will terminate if performance is at or above the minimum level, but below full achievement of the specified Management Objectives.

        Any grant or sale of Restricted Shares may require that any or all dividends or other distributions paid on the Restricted Shares during the period of a risk of forfeiture and restrictions on transfer be automatically deferred and reinvested in additional Restricted Shares, which may be subject to the same restrictions as the underlying award.

        Each grant of Restricted Shares will be evidenced by an agreement between us and the participant containing terms and provisions, consistent with the Amended 1998 Plan, that the Board approves.

Deferred Shares

        A grant or sale of Deferred Shares constitutes an agreement by us to deliver shares of common stock to the participant in the future in consideration of the performance of services and subject to the fulfillment of conditions that the Board may specify during a deferral period determined by the Board. The Board may provide for a shorter deferral period in the case of a Change in Control or other event. During the deferral period, the participant has no rights of ownership in the Deferred Shares, no right to vote the shares and, except as provided under the Amended 1998 Plan, no right to transfer any rights under the award, but the Board may, at or after the date of grant, authorize the payment of dividend equivalents on the shares on a current, deferred or contingent basis, in either cash or in additional shares of common stock. Awards of Deferred Shares may be made without additional consideration or in consideration of a payment by the participant that is less than the market value per share at the date of grant.

        Each grant of Deferred Shares will be evidenced by an agreement between us and the participant containing terms and provisions, consistent with the Amended 1998 Plan, that the Board approves.

Performance Shares and Performance Units

        A Performance Share is a bookkeeping unit that records the equivalent of one share of common stock and a Performance Unit is a bookkeeping unit that records the equivalent of $1.00. Each grant of Performance Shares or Performance Units must specify Management Objectives that, if achieved during a specified period, will result in payment or early payment of the award, and each grant may specify in respect of the specified Management Objectives a minimum acceptable level of achievement and a formula for determining the number of Performance Shares or Performance Units that will be earned if performance is at or above the minimum level, but falls short of full achievement of the specified Management Objectives. The performance period is determined by the Board at the time of grant and begins on the date of grant. The Board may provide for a shorter period in the case of a Change in Control or other event. Each grant of Performance Shares or Performance Units must specify that, before the Performance Shares or Performance Units are deemed earned and paid, the Board must certify that the Management Objectives have been satisfied.

        Each grant will specify the time and manner of payment of Performance Shares or Performance Units earned. Any grant may specify that the amount payable with respect thereto may be paid in cash or shares of common stock or any combination thereof and may grant to the participant or the Board the right to elect among those alternatives. Any grant of Performance Shares may specify that the amount payable with respect thereto may not exceed a maximum specified by the Board at the date of grant. Any grant of Performance Units may specify that the amount payable or the number of shares of common stock issuable or transferable with respect thereto may not exceed maximums specified by the Board at the date of grant. At or after the date of grant of Performance Shares, the Board may provide for the payment of dividend equivalents thereon on a current, deferred or contingent basis, in either cash or shares of common stock.

        Each grant of Performance Shares or Performance Units will be evidenced by an agreement between us and the participant containing terms and provisions, consistent with the Amended 1998 Plan, that the Board approves.

Management Objectives

        Management Objectives may be described in terms of either company-wide objectives or objectives that are related to the performance of the individual participant or the subsidiary, division, department, region or function within Focal or a subsidiary in which the participant is employed. Management Objectives may be made relative to the performance of other corporations.

Transferability

        Except as otherwise determined by the Board, but subject to the provisions of the Amended 1998 Plan, no Option Right, Appreciation Right or other derivative security granted under the Amended 1998 Plan is transferable by a participant other than by will or the laws of descent and distribution.

        The Board may specify at the date of grant of an award that part or all of the shares of common stock that are to be issued or transferred by Focal upon exercise of Option Rights or Appreciation Rights, upon termination of the deferral period applicable to Deferred Shares or upon payment under any grant of Performance Shares or Performance Units or that are no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in the Amended 1998 Plan, will be subject to further restrictions on transfer.

Adjustments

        The Board will make or provide for adjustments in the numbers of shares of common stock covered by outstanding Option Rights, Appreciation Rights, Deferred Shares and Performance Shares, the prices per share applicable thereto, and the kind of shares or other securities covered thereby, as the Board determines is required to prevent dilution or expansion of participants' rights that otherwise would result from stock dividends, stock splits, combinations of shares, recapitalizations, mergers, consolidations, spin-offs, reorganizations, liquidations, issuances of rights or warrants and similar events. In the event of any of these transactions or events, the Board, in its discretion, may provide in substitution for any or all outstanding awards under the Amended 1998 Plan alternative consideration as it, in good faith, determines to be equitable in the circumstances and may require the surrender of all awards so replaced. The Board will also make or provide for adjustments in the numbers of shares available for issuance under the Amended 1998 Plan as the Board may determine appropriate to reflect any transaction or event described above, except that any adjustment in the number applicable to incentive stock options will be made only if the adjustment would not cause any Option Right intended to qualify as an incentive stock option to fail to so qualify.

Administration and Amendments

        The Amended 1998 Plan will be administered by our Board of Directors, except that the Board may from time to time delegate any or all of its authority under the Amended 1998 Plan to a committee of the Board (or subcommittee thereof). Our Board has delegated its authority to administer the 1998 Plan to the Compensation Committee for executive employees and the Stock Option Committee for non-executive employees. The Board, or Committee, as appropriate, is authorized to interpret the Amended 1998 Plan and related agreements and other documents.

        Our Board may amend the Amended 1998 Plan from time to time in whole or in part without further approval by our stockholders, except where stockholder approval is otherwise required by applicable law or the rules of the principal exchange upon which our common stock is then trading.

Duration; Termination

        No grant will be made under the Amended 1998 Plan after the tenth anniversary of the date that the 1998 Plan was approved by the stockholders, or July 23, 2009. All grants made under the Amended 1998 Plan prior to termination will continue in effect after the Amended 1998 Plan is terminated subject to their terms and the terms of the Amended 1998 Plan.

Federal Income Tax Consequences

        Following is a brief summary of certain of the federal income tax consequences of certain transactions under the Amended 1998 Plan based on federal income tax laws in effect on January 1, 2002. This summary is not intended to be exhaustive and does not describe state or local tax consequences.

Tax Consequences to Participants

        Non-Qualified Stock Options    In general:

  •
  no income will be recognized by an optionee at the time a non-qualified stock option is granted;

  •
  at exercise, ordinary income will be recognized by the optionee in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares, if unrestricted, on the date of exercise; and

  •
  at sale, appreciation (or depreciation) after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

Incentive Stock Options

        No income generally will be recognized by an optionee upon the grant or exercise of an incentive stock option. If shares of common stock are issued to the optionee pursuant to the exercise of an incentive stock option, and if no disqualifying disposition of these shares is made by the optionee within two years after the date of grant or within one year after the transfer of the shares to the optionee, then upon sale of the shares, any amount realized in excess of the option price will be taxed to the optionee as a long-term capital gain and any loss sustained will be a long-term capital loss.

        If shares of common stock acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to the excess, if any, of the fair market value of the shares at the time of exercise (or, if less, the amount realized on the disposition of such shares if a sale or exchange) over the option price paid for the shares. Any further gain (or loss) realized by the participant generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.

Appreciation Rights

        A participant will not recognize income upon the grant of an Appreciation Right. When the Appreciation Right is exercised, the participant will generally be required to include as ordinary taxable income in the year of the exercise an amount equal to the amount of any cash, and the fair market value of any unrestricted shares of common stock, received upon exercise.

Restricted Shares

        The recipient of Restricted Shares generally will be subject to tax at ordinary income rates on the fair market value of the Restricted Shares reduced by any amount paid by the participant at such time as the shares are no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Internal Revenue Code ("restrictions"). However, a recipient who so elects under Section 83(b) of the Internal Revenue Code within 30 days of the date of transfer of the shares will have taxable ordinary income on the date of transfer of the shares equal to the excess of the fair market value of the shares (determined without regard to the restrictions) over the purchase price if any, of the Restricted Shares. If a Section 83(b) election has not been made, any dividends received with respect to

Restricted Shares subject to restrictions generally will be treated as compensation that is taxable as ordinary income to the participant.

Deferred Shares

        No income generally will be recognized upon the award of Deferred Shares. The recipient of a Deferred Share award generally will be subject to tax at ordinary income rates on the fair market value of unrestricted shares of common stock on the date that the shares are transferred to the participant under the award, reduced by any amount paid by the participant, and the capital gains/loss holding period for the shares will also commence on the date the shares are transferred to the participant.

Performance Shares and Performance Units

        No income generally will be recognized upon the grant of Performance Shares or Performance Units. Upon payment with respect to Performance Shares or Performance Units earned, the recipient generally will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received and the fair market value of any unrestricted shares of common stock received.

Tax Consequences to Focal

        To the extent that a participant recognizes ordinary income in the circumstances described above, Focal will generally be entitled to a corresponding deduction, provided, among other things, that such income meets the test of reasonableness, is an ordinary and necessary business expense, does not along with other income of the participant exceed the limitation on deductible compensation under Section 162(m) of the Internal Revenue Code and is not an "excess parachute payment" within the meaning of Section 2806 of the Internal Revenue Code.

Awards Received

        The amount and types of awards which may be granted in the future under the Amended Plan are subject to the discretion of the Board of Directors and, therefore, cannot be determined. The following table shows the dollar value and number of shares subject to awards made under the 1998 Plan during 2001.

	Stock Options		Restricted Shares		Performance Shares
Name and Position	Number	Value of Shares Underlying Options ($)(1)	Number	Value ($)(1)	Number	Value ($)(1)
Robert C. Taylor, Jr. President and Chief Executive Officer	—	—	—	—	—	—
John R. Barnicle Executive Vice President and Chief Operating Officer	—	—	—	—	—	—
Ronald Reising(2) Executive Vice President and Chief Financial Officer	7,143	$30,500	—	—	—	—
Michael Mael Executive Vice President, Marketing	857	$3,659	—	—	—	—
Anthony J. Leggio(2) Executive Vice President and President of Focal's Communications Services Group	571	$2,438	—	—	—	—
Executive Group	8,571	$36,598	—	—	—	—
Non-Executive Director Group	663	$2,831	—	—	—	—
Non-Executive Employee Group	27,000	$115,290	—	—	—	—

(1)
Based on $4.27 per share, the closing bid price per share as of March 31, 2002 as reported on the Nasdaq National Market.

(2)
Messrs. Reising and Leggio are no longer with Focal and none of the options granted in 2001 are vested.

        THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE AMENDMENTS TO THE 1998 EQUITY AND PERFORMANCE INCENTIVE PLAN. PROXIES RECEIVED BY FOCAL WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY IN THEIR PROXIES A CONTRARY CHOICE.

PROPOSAL NO. 3 RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

        We have appointed Ernst & Young LLP as our independent accountants to examine our financial statements for the year ending December 31, 2002. Arthur Andersen LLP previously served as our independent accountants since our inception in 1996. A resolution to ratify the appointment will be presented at the Annual Meeting. A majority of the shares present and entitled to vote must vote in favor to ratify the appointment.

        One or more representatives of Ernst & Young LLP are expected to attend the meeting. They will have an opportunity to make a statement and will be available to answer appropriate questions.

        THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP. PROXIES RECEIVED BY FOCAL WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY IN THEIR PROXIES A CONTRARY CHOICE.

Audit Fees

        The aggregate fees billed by Arthur Andersen LLP for professional services rendered for the audit of Focal's annual financial statements for the year ended December 31, 2001 and for the reviews of the financial statements included in Focal's Quarterly Reports on Form 10-Q for that fiscal year were $175,000.

Financial Information Systems Design and Implementation Fees

        The aggregate fees billed by Andersen Consulting for professional services rendered for information technology services related to financial information systems design and implementation for the fiscal year ended December 31, 2001 were $3.2 million.

All Other Fees

        The aggregate fees billed by Arthur Andersen LLP for services rendered to Focal, other than the services described above under "Audit Fees" and "Financial Information and Systems Design and Implementation Fees" for the fiscal year ended December 31, 2001 were approximately $133,000.

ADDITIONAL INFORMATION

Stockholder Proposals for Our 2002 Annual Meeting

        Any stockholder proposal to be considered by us for inclusion in our proxy statement and form of proxy for next year's Annual Meeting of Stockholders, expected to be held in June 2003, must be received by our Secretary at our principal executive offices located at 200 North LaSalle Street, Suite 1100, Chicago, Illinois 60601, no later than January 9, 2003.

Other Stockholder Proposals—Deadline for Consideration

        Stockholder proposals not included in a proxy statement for an annual meeting of stockholders, including stockholder nominations for the election of directors at an annual meeting, must comply with the advance notice procedures set forth in our Amended and Restated Bylaws in order to be properly brought before the annual meeting of stockholders. In general, notice of a stockholder proposal or a director nomination must be delivered to our Secretary not less than 60 nor more than 90 days prior to the anniversary date of the date on which proxy materials for the preceding annual meeting of stockholders were mailed to stockholders. With regard to next year's annual meeting of stockholders, expected to be held in June 2003, the written notice must be received between February 8, 2003 and March 10, 2003.

        In addition to timing requirements, the advance notice provisions of our Amended and Restated Bylaws contain informational content requirements which must also be met. A copy of the Bylaw provision containing these timing procedures and content requirements may be obtained by writing to our Secretary.

        If the presiding officer of the annual meeting of stockholders determines that business was not brought before the meeting in accordance with the Bylaw provisions, such business will not be transacted or such defective nomination will not be placed.

Discretionary Voting

        At the date of mailing of this Proxy Statement, we are not aware of any business to be presented at the Annual Meeting other than the proposals discussed above. If other proposals are properly brought before the meeting, any proxies returned to us will be voted by the persons named in the accompanying proxy will have discretionary authority to vote all proxies in accordance with their best judgment.

OTHER INFORMATION

        You may obtain a copy of our Annual Report on Form 10-K for the year ended December 31, 2001 at no charge by writing to us at 200 North LaSalle Street, Suite 1100, Chicago, Illinois 60601; Attn: Secretary. The report also is available on our website at www.focal.com.

Exhibit A

FOCAL COMMUNICATIONS CORPORATION

Second Amended and Restated 1998 Equity and Performance Incentive Plan

        1.    Purpose.    The purpose of the 1998 Equity and Performance Incentive Plan is to attract and retain consultants, officers and other key employees of Focal Communications Corporation, a Delaware corporation, and its Subsidiaries and to provide to such persons incentives and rewards for superior performance.

        2.    Definitions.    As used in this Plan,

        "Appreciation Right" means a right granted pursuant to Section 5 of this Plan and includes both Tandem Appreciation Rights and Free-Standing Appreciation Rights.

        "Base Price" means the price to be used as the basis for determining the Spread upon the exercise of a Free-Standing Appreciation Right and a Tandem Appreciation Right.

        "Board" means the Board of Directors of the Company and, to the extent of any delegation by the Board to a committee (or subcommittee thereof) pursuant to Section 15 of this Plan, such committee (or subcommittee).

        "Change in Control" shall have the meaning ascribed thereto in Section 11 of this Plan.

        "Code" means the Internal Revenue Code of 1986, as amended from time to time.

        "Common Shares" means the shares of Class A Common Stock, par value $.01 per share, of the Company or any security into which such Common Shares may be converted or exchanged by reason of any transaction or event of the type referred to in Section 10 of this Plan.

        "Company" means Focal Communications Corporation, a Delaware corporation.

        "Covered Employee" means a Participant who is, or is determined by the Board to be likely to become, a "covered employee" within the meaning of Section 162(m) of the Code (or any successor provision).

        "Date of Grant" means the date specified by the Board on which a grant of Option Rights, Appreciation Rights, Performance Shares or Performance Units or a grant or sale of Restricted Shares or Deferred Shares shall become effective (which shall not be earlier than the date on which the Board takes action with respect thereto).

        "Deferral Period" means the period of time during which Deferred Shares are subject to deferral limitations under Section 7 of this Plan.

        "Deferred Shares" means an award pursuant to Section 7 of this Plan of the right to receive Common Shares at the end of a specified Deferral Period.

        "Director" means a member of the Board of Directors of the Company.

        "Eligible Transferee" means one or more (i) one or more members of the Participant's immediate family (as the term "immediate family" is defined in Rule 16a-1(e) promulgated under Section 16(a) of the Exchange Act (or any successor rule to the same effect), as in effect from time to time), (ii) one or more trusts established solely for the benefit of one or more members of the Participant's immediate family, (iii) one or more corporations or limited liability companies in which the only equity holders are members of the Participant's immediate family or (iv) one or more partnerships in which the only partners are members of the Participant's immediate family.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, as such statute, rules and regulations may be amended from time to time.

        "Free-Standing Appreciation Right" means an Appreciation Right granted pursuant to Section 5 of this Plan that is not granted in tandem with an Option Right.

        "Incentive Stock Options" means Option Rights that are intended to qualify as "incentive stock options" under Section 422 of the Code or any successor provision.

        "Initial Public Offering" means the initial underwritten offering of equity securities of the Company to the general public pursuant to a registration statement filed with, and declared effective by, the Securities and Exchange Commission pursuant to the Securities Act; provided that neither of the following shall constitute an Initial Public Offering (i) any issuance of Common Shares as consideration or financing for a merger or acquisition, or (ii) any issuance of Common Shares or rights to acquire Common Shares to employees of the Company as part of an incentive or compensation plan.

        "Management Objectives" means the measurable performance objective or objectives established pursuant to this Plan for Participants who have received grants of Performance Shares or Performance Units (or, when so determined by the Board, Option Rights, Appreciation Rights, Restricted Shares and dividend credits) under this Plan. Management Objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or the Subsidiary, division, department, region or function within the Company or Subsidiary in which the Participant is employed. The Management Objectives may be made relative to the performance of other corporations. The Management Objectives applicable to any award to a Covered Employee shall be based on specified levels of or growth in one or more of the following criteria:

    (i)
    market value;

    (ii)
    book value;

    (iii)
    market share;

    (iv)
    operating profit;

    (v)
    net income;

    (vi)
    cash flow;

    (vii)
    earnings, including earnings before interest, taxes, depreciation and other non-cash items;

    (viii)
    debt/capital ratio;

    (ix)
    return on capital;

    (x)
    return on equity;

    (xi)
    costs or expenses;

    (xii)
    net assets;

    (xiii)
    return on assets;

    (xiv)
    margins;

    (xv)
    earnings per share growth;

    (xvi)
    revenue growth;

    (xvii)
    product volume growth, including growth in lines in service or minutes of use; and

    (xviii)
    total return to shareholders.

        If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which the Company conducts its business, or other events or circumstances render the Management Objectives unsuitable, the Committee may in its discretion modify such Management Objectives or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable; provided, however, the Committee shall not make any modification of the Management Objectives or minimum acceptable level of achievement in the case of a Covered Employee where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code.

        "MDCP" means Madison Dearborn Capital Partners, L.P., a Delaware limited partnership.

        "Market Value per Share" means, as of any particular date, (i) the closing sale price per Common Share as reported on the principal exchange on which Common shares are then trading, if any, or, if applicable, the NASDAQ National Market System, on the Date of Grant, or if there are no sales on such day, on the next preceding trading day during which a sale occurred, or (ii) if clause (i) does not apply, the fair market value of the Common Shares as determined by the Board.

        "Non-Employee Director" means a person who is a "non-employee director" of the Company within the meaning of Rule 16b-3.

        "Optionee" means the optionee named in an agreement evidencing an outstanding Option Right.

        "Option Price" means the purchase price payable upon exercise of an Option Right.

        "Option Right" means the right to purchase Common Shares upon exercise of an option granted pursuant to Section 4 of this Plan.

        "Outside Director" means a person who is an "outside director" of the Company within the meaning of Section 162(m) of the Code.

        "Participant" means a person who is selected by the Board to receive benefits under this Plan and who is at the time a consultant, an officer or other key employee of the Company or any one or more of its Subsidiaries or who has agreed to commence serving in any of such capacities.

        "Performance Period" means, in respect of a Performance Share or Performance Unit, a period of time established pursuant to Section 8 of this Plan within which the Management Objectives relating to such Performance Share or Performance Unit are to be achieved.

        "Performance Share" means a bookkeeping entry that records the equivalent of one Common Share awarded pursuant to Section 8 of this Plan.

        "Performance Unit" means a bookkeeping entry that records a unit equivalent to $1.00 awarded pursuant to Section 8 of this Plan.

        "Plan" means this Focal Communications Corporation 1998 Equity and Performance Incentive Plan.

        "Reload Option Rights" means additional Option Rights granted automatically to an Optionee upon the exercise of Option Rights pursuant to Section 4(g) of this Plan.

        "Restricted Shares" means Common Shares granted or sold pursuant to Section 6 of this Plan as to which neither the substantial risk of forfeiture nor the restrictions on transfer referred to in Section 6 of this Plan have expired.

        "Rule 16b-3" means Rule 16b-3 promulgated under the Exchange Act (or any successor rule to the same effect), as in effect from time to time.

        "Securities Act" means the Securities Act of 1933, and the rules and regulations promulgated thereunder, as amended from time to time.

        "Spread" means the excess of the Market Value per Share on the date when an Appreciation Right is exercised, or on the date when Option Rights are surrendered in payment of the Option Price of other Option Rights, over the Option Price or Base Price provided for in the related Option Right or Free-Standing Appreciation Right, respectively.

        "Subsidiary" means a corporation, company or other entity (i) more than 50 percent of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or (ii) which does not have outstanding shares or securities (as may be the case in a partnership, joint venture or unincorporated association) but more than 50 percent of whose ownership interest representing the right generally to make decisions for such other entity is, now or hereafter, owned or controlled, directly or indirectly, by the Company except that, for the purposes of determining whether any person may be a Participant for the purposes of any grant of Incentive Stock Options, "Subsidiary" means any corporation in which the Company at the time of grant, owns or controls, directly or indirectly, more than 50 percent of the total combined voting power represented by all classes of stock issued by such corporation.

        "Tandem Appreciation Right" means an Appreciation Right granted pursuant to Section 5 of this Plan that is granted in tandem with an Option Right.

        "Tax-Qualified Option" means an Option Right that is intended to qualify under particular provisions of the Code, including but not limited to an Incentive Stock Option.

        "Termination Date" means the tenth anniversary of the date on which this Plan is first approved by the stockholders of the Company.

        "Voting Power" means at any time, the total votes relating to the then-outstanding securities entitled to vote generally in the election of Directors.

        3.    Shares Available Under the Plan.    (a) Subject to adjustment as provided in Section 3(b) and Section 10 of this Plan, the number of Common Shares that may be issued or transferred (i) upon the exercise of Option Rights or Appreciation Rights, (ii) as Restricted Shares and subsequently released from substantial risks of forfeiture, (iii) as Deferred Shares, (iv) in payment of Performance Shares or Performance Units that have been earned, or (v) in payment of dividend equivalents paid with respect to awards made under this Plan, shall not in the aggregate exceed a number of Common Shares equal to 1,785,000 Common Shares, plus (z) any Common Shares described in Section 3(b). Such Common Shares may be shares of original issuance or treasury shares or a combination thereof.

        (b)  The number of Common Shares available in Section 3(a) above shall be adjusted to account for Common Shares relating to awards that expire, are forfeited or are transferred, surrendered or relinquished upon the payment of any Option Price by the transfer to the Company of Common Shares or upon satisfaction of any withholding amount. Upon payment in cash of the benefit provided by any award granted under this Plan, any Common Shares that were covered by that award shall again be available for issuance or transfer hereunder.

        (c)  Notwithstanding anything in this Section 3 or elsewhere in this Plan to the contrary and subject to adjustment as provided in Section 10 of this Plan, (i) the aggregate number of Common Shares actually issued or transferred by the Company upon the exercise of Incentive Stock Options shall not exceed 2,500,000 Common Shares; (ii) no Participant shall be granted Option Rights and Appreciation Rights for more than an aggregate of 500,000 Common Shares during any calendar year; and (iii) the number of Common Shares issued as Restricted Shares shall not in the aggregate exceed 1,250,000.

        (d)  Notwithstanding any other provision of this Plan to the contrary, in no event shall any Participant in any calendar year receive an award of Performance Shares or Performance Units having an aggregate maximum value as of their respective Dates of Grant in excess of $5,000,000.

        4.    Option Rights.    The Board may from time to time authorize grants to Participants of options to purchase Common Shares. Each such grant may utilize any or all of the authorizations, and shall be subject to all of the requirements, contained in the following provisions:

        (a)  Each grant shall specify the number of Common Shares to which it pertains, subject to the limitations set forth in Section 3 of this Plan.

        (b)  Each grant shall specify an Option Price per share, which may not be less than the Market Value per Share on the Date of Grant.

        (c)  Each grant shall specify the form of consideration to be paid in satisfaction of the Option Price and the manner of payment of such consideration, which may include (i) cash in the form of currency or check or other cash equivalent acceptable to the Company, (ii) by the tender to the Company of Common Shares owned by the Participant and registered in the name of the Participant having an aggregate fair market value on the date of exercise equal to the total Option Price, such fair market value to be determined based on the Market Value per Share on the date of exercise, (iii) by delivery of irrevocable instructions to a financial institution or broker to deliver promptly to the Company sale or loan proceeds with respect to the Common Shares sufficient to pay the total Option Price, (iv) through the written election of the Optionee to have Common Shares withheld by the Company from the Common Shares otherwise to be received, with such withheld shares having an aggregate fair market value on the date of exercise equal to the total Option Price of the shares being purchased, and (v) any combination of the foregoing methods of payment.

        (d)  The Board may determine, at or after the Date of Grant, that payment of the Option Price of any Option Right (other than an Incentive Stock Option) may also be made in whole or in part in the form of Restricted Shares or other Common Shares that are forfeitable or subject to restrictions on transfer, Deferred Shares, Performance Shares (based, in each case, on the Market Value per Share on the date of exercise), other Option Rights (based on the Spread on the date of exercise) or Performance Units. Unless otherwise determined by the Board at or after the Date of Grant, whenever any Option Price is paid in whole or in part by means of any of the forms of consideration specified in this Section 4(d), the Common Shares received upon the exercise of the Option Rights shall be subject to such risks of forfeiture or restrictions on transfer as may correspond to any that apply to the consideration surrendered, but only to the extent determined with respect to the consideration surrendered, of (i) the number of shares or Performance Shares, (ii) the Spread of any unexercisable portion of Option Rights, or (iii) the stated value of Performance Units.

        (e)  Any grant may provide for deferred payment of the Option Price from the proceeds of sale through a broker on a date satisfactory to the Company of some or all of the Common Shares to which such exercise relates.

        (f)    Any grant may provide for payment of the Option Price, at the election of the Optionee, in installments (with or without interest) upon terms determined by the Board.

        (g)  On or after the Date of Grant of any Option Rights, the Board may provide for the automatic grant of Reload Option Rights to an Optionee upon the exercise of Option Rights (including Reload Option Rights) using Common Shares or other consideration specified in Section 4(d). Reload Option Rights shall cover up to the number of Common Shares, Deferred Shares, Option Rights or Performance Shares (or the number of Common Shares having a value equal to the value of any Performance Units) surrendered to the Company upon any such exercise in payment of the Option Price or to meet any withholding obligations. Reload Options may have an Option Price that is less than the applicable Market Value per Share at the time of exercise and shall be on such other terms as may be specified by the Directors, which may be the same as or different from those of the original Option Rights.

        (h)  Successive grants may be made to the same Participant regardless of whether any Option Rights previously granted to such Participant remain unexercised.

        (i)    Each grant shall specify the period or periods of continuous service by the Optionee with the Company or any Subsidiary or shall specify such different or additional conditions as the Board may determine (including the achievement of Management Objectives), that must be satisfied before the Option Rights or installments thereof will become exercisable and may provide for the earlier exercise of such Option Rights in the event of a Change in Control or other events.

        (j)    Option Rights granted under this Plan may be (i) options, including, without limitation, Incentive Stock Options, that are intended to qualify under particular provisions of the Code, (ii) options that are not intended so to qualify, or (iii) combinations of the foregoing.

        (k)  On or after the Date of Grant of any Option Rights (other than Incentive Stock Options), the Board may provide for the payment of dividend equivalents to the Optionee on a current, deferred or contingent basis or may provide that any such equivalents shall be credited against the Option Price.

        (l)    The exercise of an Option Right shall result in the cancellation on a share-for-share basis of any Tandem Appreciation Right authorized under Section 5 of this Plan.

        (m)  No Option Right shall be exercisable more than 10 years from the Date of Grant.

        (n)  Each grant of Option Rights shall be evidenced by an agreement executed on behalf of the Company by an officer thereof and delivered to the Optionee and containing such terms and provisions as the Board may approve consistent with this Plan.

        5.    Appreciation Rights.    (a) The Board may authorize the granting of (i) Tandem Appreciation Rights to any Optionee in respect of Option Rights granted under this Plan, and (ii) Free-Standing Appreciation Rights to any Participant. A Tandem Appreciation Right shall be a right of the Optionee, exercisable by surrender of the related Option Right, to receive from the Company an amount determined by the Board, which shall be expressed as a percentage of the Spread (not exceeding 100 percent) at the time of exercise. Tandem Appreciation Rights may be granted at any time prior to the exercise or termination of the related Option Rights; provided, however, that a Tandem Appreciation Right awarded in respect of an Incentive Stock Option must be granted concurrently with the Incentive Stock Option. A Free-Standing Appreciation Right shall be a right of the Participant to receive from the Company an amount determined by the Board, which shall be expressed as a percentage of the Spread (not exceeding 100 percent) at the time of exercise.

        (b)  Each grant of Appreciation Rights may utilize any or all of the authorizations, and shall be subject to all of the requirements, contained in the following provisions:

          (i)        Any grant may specify that the amount payable upon exercise of an Appreciation Right may be paid by the Company in cash, in Common Shares or in any combination thereof and may either grant to the Participant or retain in the Board the right to elect among those alternatives.

          (ii)      Any grant may specify that the amount payable upon exercise of an Appreciation Right may not exceed a maximum specified by the Board at the Date of Grant.

          (iii)      Any grant may specify waiting periods before exercise and permissible exercise dates or periods.

          (iv)      Any grant may specify that the Appreciation Right may be exercised only in the event of, or earlier in the event of, a Change in Control.

          (v)      Any grant may provide for the payment to the Participant of dividend equivalents thereon in cash or Common Shares on a current, deferred or contingent basis.

          (vi)      Any grant may specify Management Objectives that must be achieved as a condition of the exercise of the subject Appreciation Rights.

          (vii)     Each grant of Appreciation Rights shall be evidenced by an agreement executed on behalf of the Company by an officer thereof and delivered to the Participant, which agreement shall describe such Appreciation Rights, identify any related Option Rights, state that such Appreciation Rights are subject to all of the terms and conditions of this Plan, and contain such other terms and provisions as the Board may approve consistent with this Plan.

        (c)  Any grant of Tandem Appreciation Rights shall provide that the Tandem Appreciation Rights may be exercised only at a time when the related Option Rights are also exercisable and the Spread is positive and by surrender of the related Option Rights for cancellation.

        (d)  Regarding Free-Standing Appreciation Rights only:

          (i)        Each grant shall specify in respect of each Free-Standing Appreciation Right a Base Price, which shall be equal to or greater or less than the Market Value per Share on the Date of Grant;

          (ii)      Successive grants may be made to the same Participant regardless of whether any Free-Standing Appreciation Rights previously granted to the Participant remain unexercised; and

          (iii)      No Free-Standing Appreciation Right granted under this Plan may be exercised more than 10 years from the Date of Grant.

        6.    Restricted Shares.    The Board may authorize the granting or sale of Restricted Shares to Participants. Each such grant or sale may utilize any or all of the authorizations, and shall be subject to all of the requirements, contained in the following provisions:

        (a)  Each such grant or sale shall constitute an immediate transfer of the ownership of Common Shares to the Participant in consideration of the performance of services, entitling such Participant to voting, dividend and other ownership rights, subject in each case to the substantial risk of forfeiture and restrictions on transfer hereinafter referred to.

        (b)  Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than Market Value per Share at the Date of Grant.

        (c)  Each such grant or sale shall provide that the Restricted Shares covered by such grant or sale shall be subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code for a period to be determined by the Board at the Date of Grant and may provide for the earlier lapse of such substantial risk of forfeiture in the event of a Change in Control or other events.

        (d)  Each such grant or sale of Restricted Shares shall provide that during the period for which such substantial risk of forfeiture is to continue, the transferability of the Restricted Shares shall be prohibited or restricted in the manner and to the extent prescribed by the Board at the Date of Grant (which restrictions may include, but shall not be limited to, rights of repurchase or first refusal in the Company or provisions subjecting the Restricted Shares to a continuing substantial risk of forfeiture in the hands of any transferee).

        (e)  Any grant of Restricted Shares may specify Management Objectives that, if achieved, will result in termination or early termination of the risk of forfeiture and restrictions on transfer applicable to the subject Restricted Shares. Each grant may specify in respect of any such Management Objectives a minimum acceptable level of achievement and may set forth a formula for determining the number of Restricted Shares on which restrictions will terminate if performance is at or above such minimum level but falls short of full achievement of the specified Management Objectives.

        (f)    Any such grant or sale of Restricted Shares may require that any or all dividends or other distributions paid on the Restricted Shares during the period of a risk of forfeiture and restrictions on transfer be automatically deferred and reinvested in additional Restricted Shares, which may be subject to the same restrictions as the underlying award.

        (g)  Each grant or sale of Restricted Shares shall be evidenced by an agreement executed on behalf of the Company by any officer and delivered to the Participant and shall contain such terms and provisions as the Board may approve consistent with this Plan. Unless otherwise directed by the Board, all certificates representing Restricted Shares shall be held in custody by the Company, together with a stock power or powers endorsed in blank by the Participant in whose name such certificates are registered, until all restrictions thereon shall have lapsed.

        7.    Deferred Shares.    The Board may authorize the granting or sale of Deferred Shares to Participants. Each such grant or sale may utilize any or all of the authorizations, and shall be subject to all of the requirements, contained in the following provisions:

        (a)  Each such grant or sale shall constitute the agreement by the Company to deliver Common Shares to the Participant in the future in consideration of the performance of services and subject to the fulfillment of such conditions during the Deferral Period as the Board may specify.

        (b)  Each such grant or sale may be made without additional consideration or in consideration of a payment by the Participant that is less than the Market Value per Share at the Date of Grant.

        (c)  Each such grant or sale shall be subject to a Deferral Period as determined by the Board at the Date of Grant, and may provide for the earlier lapse or other modification of such Deferral Period in the event of a Change in Control or other event.

        (d)  During the Deferral Period, a Participant shall not have any rights of ownership in the Deferred Shares, shall not have any right to vote the Deferred Shares and, except as provided in Section 9(c) of this Plan, shall not have any right to transfer any rights under his or her award, but at or after the Date of Grant, the Board may authorize the payment of dividend equivalents on the Deferred Shares on a current, deferred or contingent basis, in either cash or additional Common Shares.

        (e)  Each grant or sale of Deferred Shares shall be evidenced by an agreement executed on behalf of the Company by any officer and delivered to the Participant and shall contain such terms and provisions as the Board may approve consistent with this Plan.

        8.    Performance Shares and Performance Units.    The Board may authorize the granting of Performance Shares and Performance Units that will become payable to a Participant upon achievement of specified Management Objectives. Each such grant may utilize any or all of the authorizations, and shall be subject to all of the requirements, contained in the following provisions:

        (a)  Each grant shall specify the number of Performance Shares or Performance Units to which it pertains, which may be subject to adjustment to reflect changes in compensation or other factors; provided, however, that no such adjustment shall be made in the case of a Covered Employee where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code.

        (b)  The Performance Period with respect to each Performance Share or Performance Unit shall be such period of time commencing with the Date of Grant, as shall be determined by the Board at the time of grant, which may be subject to earlier lapse or other modification in the event of a Change in Control or other events as set forth in the agreement specified in Section 8(g).

        (c)  Each grant shall specify Management Objectives that, if achieved, will result in payment or early payment of the award, and each grant may specify in respect of the specified Management

Objectives a minimum acceptable level of achievement and shall set forth a formula for determining the number of Performance Shares or Performance Units that will be earned if performance is at or above the minimum level but falls short of full achievement of the specified Management Objectives. The grant shall specify that, before the Performance Shares or Performance Units shall be earned and paid, the Board must certify that the specified Management Objectives have been satisfied.

        (d)  Each grant shall specify the time and manner of payment of Performance Shares or Performance Units that have been earned. Any grant may specify that the amount payable with respect thereto may be paid by the Company in cash or Common Shares or any combination thereof and may either grant to the Participant or retain in the Board the right to elect among those alternatives.

        (e)  Any grant of Performance Shares may specify that the amount payable with respect thereto may not exceed a maximum specified by the Board at the Date of Grant. Any grant of Performance Units may specify that the amount payable or the number of Common Shares issuable or transferable with respect thereto may not exceed maximums specified by the Board at the Date of Grant.

        (f)    At or after the Date of Grant of Performance Shares, the Board may provide for the payment of dividend equivalents to the holder thereof on a current, deferred or contingent basis, in either cash or additional Common Shares.

        (g)  Each grant of Performance Shares or Performance Units shall be evidenced by an agreement executed on behalf of the Company by any officer and delivered to the Participant, which agreement shall state that such Performance Shares or Performance Units are subject to all the terms and conditions of this Plan and shall contain such other terms and provisions as the Board may approve consistent with this Plan.

        9.    Transferability.    (a) Except as otherwise determined by the Board, but subject to Section 9(c), no Option Right, Appreciation Right or other derivative security granted under the Plan shall be transferable by a Participant other than by will or the laws of descent and distribution. Except as otherwise determined by the Board, Option Rights and Appreciation Rights shall be exercisable during the Optionee's lifetime only by him or her or by his or her guardian or legal representative.

        (b)  The Board may specify at the Date of Grant that part or all of the Common Shares that are to be issued or transferred by the Company upon the exercise of Option Rights or Appreciation Rights, upon the termination of the Deferral Period applicable to Deferred Shares or upon payment under any grant of Performance Shares or Performance Units or are no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in Section 6 of this Plan, shall be subject to further restrictions on transfer.

        (c)  Notwithstanding the provisions of Section 9(a), but subject to prior authorization by the Board, Option Rights (other than Incentive Stock Options), Appreciation Rights, Restricted Shares, Deferred Shares, Performance Shares and Performance Units shall be transferable by a Participant to an Eligible Transferee, without payment of consideration therefor; provided, however, that (i) no such transfer shall be effective unless reasonable prior notice thereof is delivered to the Company and such transfer is thereafter effected in accordance with any terms and conditions that shall have been made applicable thereto by the Company or the Board and (ii) any such transferee shall be subject to the same terms and conditions hereunder as the Participant.

        10.    Adjustments.    The Board shall make or provide for such adjustments in the numbers of Common Shares covered by outstanding Option Rights, Appreciation Rights, Deferred Shares, and Performance Shares granted hereunder, in the Option Price and Base Price provided in outstanding Option Rights and Appreciation Rights, and in the kind of shares or other securities covered thereby, as the Board, in its sole discretion, exercised in good faith, may determine is equitably required to prevent dilution or expansion of the rights of Participants or Optionees that otherwise would result from (a) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, or (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. In the event of any such transaction or event, the Board, in its discretion, may provide in substitution for any or all outstanding awards under this Plan such alternative consideration as it, in good faith, may determine to be equitable in the circumstances and may require in connection therewith the surrender of all awards so replaced. The Board shall also make or provide for such adjustments in the numbers of shares specified in Section 3 of this Plan as the Board in its sole discretion, exercised in good faith, may determine is appropriate to reflect any transaction or event described in this Section 10; provided, however, that any such adjustment to the number specified in Section 3(c)(i) shall be made only if and to the extent that such adjustment would not cause any Option Right intended to qualify as an Incentive Stock Option to fail so to qualify.

        11.    Change in Control.    For the purposes of this Plan, except as may be otherwise prescribed by the Board in an agreement evidencing a grant or award made under the Plan, a "Change in Control" shall mean if at any time any of the following events shall have occurred:

        (a)  The Company is merged or consolidated or reorganized with or into another corporation or other legal person, and as a result of such merger, consolidation or reorganization less than a majority of the combined voting power of the then-outstanding securities of such corporation or person immediately after such transaction are held in the aggregate by the holders of securities entitled to vote generally in the election of Directors immediately prior to such transaction;

        (b)  The Company sells or otherwise transfers all or substantially all of its assets to any other corporation or other legal person, and less than a majority of the combined voting power of the then-outstanding securities of such corporation or person immediately after such sale or transfer is held in the aggregate by the holders of Common Stock immediately prior to such sale or transfer;

        (c)  There is a report filed on Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report), as promulgated in each case pursuant to the Exchange Act, disclosing that any person (as the term "person" is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) has become the beneficial owner (as the term "beneficial owner" is defined in Rule 13d-3 promulgated under the Exchange Act or any successor rule or regulation promulgated thereunder) of securities representing 50% or more of the Voting Power; or

        (d)  If during any period of two consecutive years, individuals who at the beginning of any such period constitute the Directors and any new Directors whose election or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the Directors then still in office who either were Directors at the beginning of the period or whose election was previously so approved cease for any reason to constitute a majority of the Directors.

        Notwithstanding the provisions of subparagraph (c) above, a "Change in Control" shall not be deemed to have occurred for the purposes of this Agreement (i) solely because MDCP either files or becomes obligated to file a report on Schedule 13D (or any successor schedule or report), as promulgated pursuant to the Exchange Act, disclosing beneficial ownership by it of securities representing 50% or more of the Voting Power, (ii) solely because the Company or any Company-sponsored employee stock ownership plan or other employee benefit plan of the Company either files or becomes obligated to file a report or proxy statement under or in response to Schedule 13D, Schedule 14D-1, Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein), as promulgated in each case pursuant to the Exchange Act, disclosing beneficial ownership by it of securities representing 50% or more of the Voting Power or otherwise, or because the Company reports that a change in control of the Company has or may have occurred or will or may occur in the future by reason of such beneficial ownership or (iii) solely because of a change in control of any subsidiary (as the term "subsidiary" is defined in Section 424(f) of the Code) of the Company.

        12    Fractional Shares.    The Company shall not be required to issue any fractional Common Shares pursuant to this Plan. The Board may provide for the elimination of fractions or for the settlement of fractions in cash.

        13    Withholding Taxes.    To the extent that the Company is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a Participant or other person under this Plan, and the amounts available to the Company for such withholding are insufficient, it shall be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to the Company for payment of the balance of such taxes required to be withheld, which arrangements (in the discretion of the Board) may include relinquishment of a portion of such benefit. The Company and a Participant or such other person may also make similar arrangements with respect to the payment of any taxes with respect to which withholding is not required.

        14    Foreign Employees.    In order to facilitate the making of any grant or combination of grants under this Plan, the Board may provide for such special terms for awards to Participants who are foreign nationals or who are employed by the Company or any Subsidiary outside of the United States of America as the Board may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Board may approve such supplements to or amendments, restatements or alternative versions of this Plan as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of this Plan as in effect for any other purpose, and the Secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as this Plan. No such special terms, supplements, amendments or restatements, however, shall include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the stockholders of the Company.

        15    Administration of the Plan.    (a) (i) Subject to subsection (ii) of this Section 15(a), this Plan shall be administered by the Board, which may from time to time delegate all or any part of its authority under this Plan to a committee of the Board (or subcommittee thereof) consisting of not less than two Non-Employee Directors appointed by the Board.

        (ii)  Awards of Option Rights and Appreciation Rights are, and certain awards of Restricted Shares, Performance Shares and Performance Units may be, intended to qualify as performance-based compensation under Section 162(m) of the Code. The grant of such awards, and the administration thereof and any determinations to be made in connection therewith, shall be carried out only by a committee of the Board (or subcommittee thereof) consisting of not less than two Outside Directors appointed by the Board. Such committee shall grant such awards in a manner consistent with the rules governing performance-based compensation under Section 162(m) of the Code.

        (b)  To the extent of any such delegation, references in this Plan to the Board shall be deemed to be references to any such committee (or subcommittee). The interpretation and construction by the Board of any provision of this Plan or of any agreement, notification or document evidencing the grant of Option Rights, Appreciation Rights, Restricted Shares, Deferred Shares, Performance Shares or Performance Units and any determination by the Board pursuant to any provision of this Plan or of any such agreement, notification or document shall be final and conclusive. No member of the Board shall be liable for any such action or determination made in good faith.

        16    Amendments, Etc.    (a) The Board may at any time and from time to time amend this Plan in whole or in part; provided, however, any amendment that must be approved by the stockholders of the Corporation in order to comply with applicable law or the rules of the principal exchange on which the Common Shares are then trading (or, if applicable, the NASDAQ National Market System) shall not be effective unless and until such approval shall have been obtained. The submission of this Plan or any amendment hereto for stockholder approval shall not be construed to limit the Company's authority to offer similar or dissimilar benefits under other plans without stockholder approval.

        (b)  With the concurrence of the affected Optionee, the Board may cancel any agreement evidencing Option Rights granted under this Plan. In the event of any such cancellation, the Board may authorize the granting of new Option Rights hereunder, which may or may not cover the same number of Common Shares as had been covered by the canceled Option Rights, at such Option Price, in such manner and subject to such other terms, conditions and discretion as would have been permitted under this Plan had the canceled Option Rights not been granted.

        (c)  The Board also may permit Participants to elect to defer the issuance of Common Shares or the settlement of awards in cash under the Plan pursuant to such rules, procedures or programs as it may establish for the purposes of this Plan. The Board may also provide that deferred issuances and settlements include the payment or crediting of dividend equivalents or interest on the deferral amounts.

        (d)  The Board may condition the grant of any award or combination of awards authorized under this Plan on the surrender or deferral by the Participant of his or her right to receive a cash bonus or other compensation otherwise payable by the Company or a Subsidiary to the Participant.

        (e)  In the event of termination of employment by reason of death, disability or normal or early retirement, or in the case of hardship or other special circumstances, of a Participant who holds an Option Right or Appreciation Right not immediately and fully exercisable, or any Restricted Shares as to which the substantial risk of forfeiture or the restrictions on transfer have not lapsed, or any Deferred Shares as to which the Deferral Period has not been completed, or any Performance Shares or Performance Units that have not been fully earned, or who holds Common Shares subject to any transfer restriction imposed pursuant to Section 9(b) of this Plan, the Board may in its sole discretion accelerate the time at which such Option Right or Appreciation Right may be exercised or the time at which such substantial risk of forfeiture or restrictions on transfer will lapse or the time when such Deferral Period will end or the time at which such Performance Shares or Performance Units will be deemed to have been fully earned or the time when such transfer restriction will terminate or may waive any other limitation or requirement under any such award.

        (f)    This Plan shall not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary and shall not interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate any Participant's employment or other service at any time.

        (g)  To the extent that any provision of this Plan would prevent any Option Right that was intended to qualify as an Incentive Stock Option from qualifying as such, such provision shall be null and void with respect to such Option Right; provided, however, that such provision shall remain in effect for other Option Rights, and there shall be no further effect on any provision of this Plan.

        17    Effective Date and Termination.    (a) The effective date of this second amended and restated Plan shall be June 12, 2002 or such other date as it is approved by the shareholders of the Company as provided in the Company's Proxy Statement dated May 9, 2002.

        (b)  No grant shall be made under this Plan after the Termination Date, but all grants made on or before the Termination Date shall continue in effect thereafter subject to the terms thereof and the terms of this Plan.

Use a black pen. Mark with an X inside the grey areas as shown in this example.	☒	☐	Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card

A        Election of Directors            PLEASE REFER TO THE REVERSE SIDE FOR INTERNET AND TELEPHONE VOTING INSTRUCTIONS.

1. The Board of Directors recommends a vote FOR the listed nominees.

	For	Withhold
01 - Robert C. Taylor, Jr.	☐	☐
02 - James N. Perry, Jr.	☐	☐
03 - William S. Kirsch	☐	☐

B        Issues

The Board of Directors recommends a vote FOR the following proposals.

		For	Against	Abstain
2.	To approve the amendment of the 1998 Equity & Performance Incentive Plan to increase the number of shares authorized for issuance.	☐	☐	☐	To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.
3.	To ratify the appointment of Ernst & Young LLP as independent accountants for our 2002 fiscal year.	☐	☐	☐

C        Authorized Signatures—Sign Here—This section must be completed for your instructions to be executed.

Please date and sign your name as it appears hereon. When signing as attorney, executor, administrator or guardian, please give full title.

Signature 1—Please keep signature within the box	Signature 2—Please keep signature within the box	Date (dd/mm/yyyy)

Proxy—Focal Communications Corporation

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints John R. Barnicle, Renee M. Martin, and Lewis Shender, and each of them, as proxies for the undersigned, with full power of substitution, to act and to vote all the shares of Focal Communications Corporation Common Stock held by the undersigned on April 18, 2002, at the annual meeting of shareholders to be held on June 12, 2002, or any postponement or adjournment thereof.

IMPORTANT—This Proxy must be signed and dated on the reverse side.

Internet and Telephone Voting Instructions

Focal Communications Corporation encourages you to take advantage of the new and convenient ways to vote your shares. If voting by proxy, you may vote by mail or choose from two methods described below. Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, and returned your proxy card. To vote by telephone or Internet, read the accompanying proxy statement and then follow these steps:

TO VOTE BY PHONE			TO VOTE BY INTERNET
•	Call toll free 1-877-482-5152 in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.		•	Go to the following web site: www.computershare.com/us/proxy
•	Enter the 6-digit Control Number located below.		•	Enter the information requested on your computer screen, including the six-digit Control Number located below.
	Option 1:	To vote as the Board of Directors recommends on ALL Proposals: Press 1. When asked, please confirm your vote by pressing 1.	•	Follow the voting instructions on the screen.
	Option 2:	If you choose to vote on each proposal separately, press 0 and follow the recorded instructions.

CONTROL NUMBER

If you vote by telephone or the Internet, PLEASE DO NOT mail back the proxy card.
 THANK YOU FOR VOTING!
YOUR VOTE IS IMPORTANT TO US!

QuickLinks

TABLE OF CONTENTS
PROPOSAL NO. 1 ELECTION OF DIRECTORS
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
STOCK OPTION GRANTS IN 2001
AGGREGATED OPTION EXERCISES IN 2001 AND YEAR-END VALUES
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
AUDIT COMMITTEE REPORT
PERFORMANCE GRAPH
COMPARISON OF 29 MONTH CUMULATIVE TOTAL RETURN
EMPLOYMENT AGREEMENTS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
CERTAIN TRANSACTIONS
OTHER INFORMATION
  Exhibit A